UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☑
Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

OHIO VALLEY BANC CORP.
(Exact Name of Small Business Issuer as Specified in its Charter)

(Name of person(s) filing proxy statement, if other than registrant)

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ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 13, 2026

Dear Shareholder:

We take pleasure in inviting you to our Annual Meeting of Shareholders (the “Annual Meeting”), of Ohio Valley Banc Corp. (the “Company)”, which will be held on Wednesday, May 13, 2026, at 5:00 p.m., Eastern Daylight Saving Time, at the Holzer Leadership & Innovation Institute, 254 Jackson Pike, Gallipolis, Ohio 45631.

The Annual Meeting will be held for several purposes:

•	election of three directors;
•	approval, in a non-binding vote, of the compensation of the Company’s named executive officers;
•	ratification of the selection of the Company’s independent registered public accounting firm; and
•	transaction of such other business as may properly come before the meeting.

At the Annual Meeting, we will also report on our operations during the 2025 fiscal year and plans for the future.

The close of business on March 20, 2026, has been fixed as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

The formal Notice of Annual Meeting, the Proxy Statement, and a proxy are enclosed or available at www.ovbc.com/proxymaterials depending on your preference.  After you have read the Proxy Statement, we encourage you to promptly vote your shares by going to www.cleartrustonline.com/ovbc and following the instructions on that website or by calling 1-813-235-4490.  Alternatively, you may submit your proxy by filling in, signing, and returning the enclosed proxy in the envelope provided.  We urge you to submit your proxy to ensure that your shares are represented.

Your vote is important to us, regardless of the number of shares you hold.  Last year, 80% of the Company's shares were represented at the Annual Meeting.  Please help us exceed last year’s participation by signing and returning your proxy or submitting your proxy electronically or telephonically today.

We hope to see many of you in person at the Annual Meeting.  There will be a social hour beginning at 4:00 p.m.  Hors d’oeuvres and beverages will be served, and we hope you will take this opportunity to become acquainted with the officers and directors of your Company.

Sincerely,

Thomas E. Wiseman	Larry E. Miller II
Chairman of the Board	President and Chief Executive Officer

Dated: March 27, 2026

OHIO VALLEY BANC CORP.
P.O. Box 240
Gallipolis, Ohio 45631
1-800-468-6682

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 13, 2026
5:00 p.m.

Gallipolis, Ohio
March 27, 2026

To the Shareholders of
Ohio Valley Banc Corp.

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Ohio Valley Banc Corp. (the “Company”) will be held at the Holzer Leadership & Innovation Institute, 254 Jackson Pike, Gallipolis, Ohio 45631, on Wednesday, May13, 2026, at 5:00 p.m., Eastern Daylight Saving Time, for the following purposes:

1.	to elect three directors of the Company, each to serve for a three-year term and until their successor is duly elected and qualified, or until their earlier resignation, removal from office or death;

2.	to approve, in a non-binding vote, the compensation of the Company’s named executive officers;

3.	to consider and vote upon ratification of the selection of Plante & Moran, PLLC as the independent registered public accounting firm for the fiscal year ending December 31, 2026; and

4.	to transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

Only holders of common shares of the Company of record at the close of business on March 20, 2026, will be entitled to vote at the Annual Meeting and any adjournment thereof.

The vote of each shareholder is important, whatever the number of common shares held.  Whether or not you plan to attend the Annual Meeting, please submit a proxy promptly.  You may submit a proxy to vote your shares electronically by going to www.cleartrustonline.com/ovbc and following the instructions on that website or telephonically by calling 1-813-235-4490.  Alternatively, you can use the enclosed proxy.  If you attend the Annual Meeting, you may revoke your proxy and vote in person if you are a registered shareholder.  Attendance at the Annual Meeting will not, by itself, constitute revocation of your proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas E. Wiseman
Chairman of the Board

Larry E. Miller II
President and Chief Executive Officer

OHIO VALLEY BANC CORP.
P.O. Box 240
Gallipolis, Ohio 45631
1-800-468-6682

March 27, 2026

PROXY STATEMENT

This proxy statement and the accompanying proxy are first being provided on or about April 2, 2026, to the shareholders of Ohio Valley Banc Corp. (the “Company”) regarding the Annual Meeting of Shareholders to be held at the Holzer Leadership & Innovation Institute, 254 Jackson Pike, Gallipolis, Ohio 45631, on Wednesday, May 13, 2026, at 5:00 p.m., Eastern Daylight Saving Time (the “Annual Meeting”).

Voting by Proxy

The Board of Directors of the Company (the “Board of Directors” or “Board”) is soliciting a proxy for use at the Annual Meeting.  You may ensure your representation by completing, signing, dating and promptly submitting a proxy which will be mailed to you on or about April 2, 2026.  You may also submit your proxy electronically by going to www.cleartrustonline.com/ovbc and following the instructions on that website or telephonically by calling 1-813-235-4490. Voting instructions may be transmitted electronically via the Internet or transmitted by telephone until 9:00 a.m. Eastern Daylight Saving Time on May 13, 2026.  Without affecting any vote previously taken, you may revoke your proxy at any time before it is voted at the Annual Meeting (i) by giving written notice of revocation to the Secretary of the Company, at the address of the Company set forth on the cover page of this proxy statement; (ii) by executing a later-dated proxy that is received prior to the Annual Meeting or submitting a later-dated proxy via the Internet prior to the deadline for doing so; or (iii) if you are the registered owner of your common shares, by attending the Annual Meeting and giving notice of revocation in person.  If your shares are held by your broker, bank, or other agent, you should follow the instructions provided by them to revoke your proxy.

Attendance at the Annual Meeting will not, by itself, constitute revocation of a proxy.

Shares Held in “Street Name”

If you hold your common shares in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization.  The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.  If you hold your common shares in “street name,” you should review the information provided to you by the holder of record.  This information will describe the procedures to be followed in instructing the holder of record how to vote the street name common shares and how to revoke previously given instructions.
If you hold your common shares in “street name” and wish to vote your shares in person at the Annual Meeting, you must bring a letter or proxy from your broker/dealer, financial institution, or other nominee indicating how many common shares you held beneficially on March 20, 2026, and authorizing you to vote your shares on behalf of such record holder.
Who is Entitled to Vote
The outstanding voting securities of the Company are common shares, without par value.  Only shareholders of record at the close of business on March 20, 2026, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment.  As of March 20, 2026, 4,711,001 common shares were outstanding and entitled to be voted at the Annual Meeting.  Each common share entitles the holder thereof to one vote on each matter submitted to the shareholders at the Annual Meeting.

Costs of Proxy Solicitation

The Company will bear the costs of preparing, printing and mailing this proxy statement, the proxy and any other related materials, as well as all other costs incurred in connection with the solicitation of proxies on behalf of the Company’s Board of Directors, other than the Internet access charges a shareholder may incur if proxy materials are accessed on the Internet or if a proxy is appointed electronically.  Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors, or employees of the Company and its subsidiaries by further mailing, telephone, facsimile, electronic mail, or personal contact.  The Company will also pay the standard charges and expenses of brokers, voting trustees, financial institutions, and other custodians, nominees and fiduciaries, who are record holders of common shares not beneficially owned by them, for forwarding materials to the beneficial owners of common shares entitled to vote at the Annual Meeting.

Employee Stock Ownership Plan Participants
If you are a participant in the Ohio Valley Banc Corp. Employees’ Stock Ownership Plan (the “ESOP”) and common shares have been allocated to your account in the ESOP, you will be entitled to instruct the trustee of the ESOP how to vote those common shares and you will receive your voting instructions separately.  If you give no instructions to the trustee of the ESOP, the trustee will vote the common shares allocated to your ESOP account in its sole discretion.
Vote Required

Broker non-votes.  Brokers who hold common shares in street name may, under the applicable regulations of the Securities and Exchange Commission (the “SEC”) and the rules of exchanges and other self-regulatory organizations of which the brokers are members, sign and submit proxies for common shares of the Company and may vote such common shares on certain matters.  The New York Stock Exchange (NYSE) rules, determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker holding common shares for a beneficial owner in street name may vote on the proposal without receiving instructions from the beneficial owner. If a proposal is non-routine, the broker may vote on the proposal only if the beneficial owner has provided voting instructions. A “broker non-vote” occurs when the broker holding common shares for a beneficial owner is unable to vote on a proposal because the proposal is non-routine and the beneficial owner has not provided any voting instructions.

The proposal to ratify the selection of the Company’s independent registered public accounting firm is the only routine proposal. Each of the other proposals is a non-routine proposal on which a broker may vote only if the beneficial owner has provided voting instructions.

Quorum.  A majority of the outstanding common shares of the Company must be represented in person or by proxy at the Annual Meeting to establish a quorum for a valid meeting. Broker non-votes and abstentions count toward the establishment of a quorum for the Annual Meeting.

Director elections.  The three nominees receiving the greatest number of votes for the class of directors whose terms expire in 2029 will be elected as directors for that term. Pursuant to the applicable regulations of the SEC and the rules of the stock exchanges applicable to the Company, member brokers are not permitted to vote without customer instruction with respect to the election of directors.  Broker non-votes and abstentions will not be considered to be participating in the voting and therefore will have no effect on the election of directors.

Advisory approval of named executive officer compensation.  The affirmative vote of a majority of the shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required for shareholder advisory approval of the compensation of the Company’s named executive officers. We note that this is an advisory vote and is not binding on the Company, the Board, or the Compensation and Management Succession Committee (the “Compensation Committee”).  Pursuant to the applicable regulations of the SEC and the rules of the stock exchanges applicable to the Company, member brokers are not permitted to vote without customer instruction with respect to the approval of named executive officer compensation.  Broker non-votes are not entitled to vote on this proposal, so they will not count against the vote for compensation.  Abstentions will be counted as present and entitled to vote for purposes of this compensation proposal and therefore will have the same effect as a vote against the proposal.

Ratification of selection of independent registered public accounting firm.  The affirmative vote of a majority of the shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to ratify the selection of Plante & Moran, PLLC (“Plante”) as the independent registered public accounting firm.  Abstentions will be counted as present and entitled to vote for purposes of this proposal and therefore will have the same effect as a vote against the proposal.  However, because this is a routine item, there will not be any broker non-votes.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder
Meeting to Be Held on May 13, 2026

This proxy statement, a sample of the form of proxy provided to shareholders by the Company, and the Company’s 2025 Annual Report to Shareholders are available free of charge at www.ovbc.com/proxymaterials.

The Annual Report of the Company for the fiscal year ended December 31, 2025, including financial statements, is being made available with this proxy statement.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates, as of March 20, 2026, certain information concerning the only shareholders known by the Company to be the beneficial owners of more than five percent (5%) of the outstanding common shares of the Company.

Name and Address	No. of Common Shares and Nature of Beneficial Ownership	Percent of Class (1)

The Ohio Valley Bank Company, Trustee for ESOP 420 Third Avenue PO Box 240 Gallipolis, OH 45631 Edward A. Bell PO Box 412 Scott Depot, WV 25560	335,681 (2) 359,033 (3)	7.13% 7.62%
(1)	The percent of class is based upon 4,711,001 common shares outstanding as of March 20, 2026.

(2)
As of March 20, 2026, all 335,681 shares in the ESOP were allocated to the accounts of ESOP participants.  The Ohio Valley Bank Company (the “Bank”) is the trustee of the ESOP and votes all shares allocated to the accounts of participants as directed by the participants to whose accounts such shares have been allocated.  With respect to unallocated shares and allocated shares for which instructions have not been received, the Bank, as trustee, votes such shares in the Bank’s discretion.  The Bank has limited power to dispose of ESOP shares.  The Bank also has sole voting and investment power with respect to 23,758 shares held as trustee for various other trusts.

(3)	Based on information received from Mr. Bell, he has sole voting and investment power with respect to all 359,033 common shares. 358,725 of the common shares are pledged.

The following table furnishes information regarding the beneficial ownership of common shares of the Company, as of March 20, 2026, for each current director, each nominee for election to the Board of Directors, each executive officer named in the Summary Compensation Table and all current directors and executive officers as a group.

Name	No. of Common Shares and Nature of Beneficial Ownership (1)		Percent of Class (2)

Anna P. Barnitz	8,986	(3)	.19%
Kimberly A. Canady	269	(4)	.01%
Brent R. Eastman	161,220	(5)	3.42%
Seth I. Michael	689	(6)	.01%
Larry E. Miller II	18,480	(7)	.39%
Edward J. Robbins	6,023.13%
Edward B. Roberts	5,767	(8)	.12%
Brent A. Saunders	40,576	(9)	.86%
Scott W. Shockey	10,467.22%
K. Ryan Smith	500.01%
David W. Thomas	5,351	(10)	.11%
Thomas E. Wiseman	32,788	(11)	.70%
All directors and executive officers as a Group (15 persons)	338,420		7.18%
(1)

Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table.  All fractional common shares have been rounded down to the nearest whole common share.  The Company has never granted options or similar option-like instruments to employees, officers or directors to purchase its common shares.  Shares held in the ESOP are held with voting and shared investment power.  The mailing address for each of the current directors and executive officers of the Company is P.O. Box 240, Gallipolis, Ohio 45631.

(2)	The percent of class is based on 4,711,001 common shares outstanding on March 20, 2026.

(3)	Includes 8,909 common shares held jointly by Mrs. Barnitz and her spouse, as to which she shares voting and investment power.

(4)	Represents 4 common shares held by Mrs. Canady’s spouse as custodian for their son and 265 common shares held in a trust, as to which Mrs. Canady has sole voting and investment power as the trustee.

(5)	Includes 78,907 common shares held by Mr. Eastman’s mother in a trust account, as to which he and his brother share voting and investment power.

(6)	Represents 689 common shares held jointly by Mr. Michael and his spouse, as to which he shares voting and investment power.

(7)	Represents 3,927 common shares held jointly by Mr. Miller and his spouse, as to which he shares voting and investment power, and 14,552 common shares held for the account of Mr. Miller in the ESOP.

(8)	Represents 5,767 common shares held jointly by Mr. Roberts and his spouse, as to which he shares voting and investment power.

(9)
Includes 40,333 common shares held jointly by Mr. Saunders and his spouse, as to which he shares voting and investment power; 8,250 common shares that are pledged; and 243 common shares held in a self-directed individual retirement account, as to which the broker has voting power and Mr. Saunders has investment power.

(footnotes continued on next page)

(10)	Includes 3,520 common shares held jointly by Mr. Thomas and his spouse, as to which he shares voting and investment power.

(11)	Includes 22,518 common shares held jointly by Mr. Wiseman and his spouse, as to which he shares voting and investment power, and 9,595 common shares held for the account of Mr. Wiseman in the ESOP.

DELINQUENT SECTION 16(A) REPORTS

The Company’s directors and executive officers, as well as any persons holding more than 10% of the Company’s outstanding common shares, are required to report their initial ownership of common shares and any subsequent changes in their ownership to the SEC.  Specific due dates have been established by the SEC for such filings, and the Company is required to disclose in this proxy statement any failure to file by those dates.  Based on its review of  (i) Section 16(a) reports filed on behalf of these individuals for their transactions during the Company’s 2025 fiscal year and  (ii) documentation received from one or more of these individuals that no annual Form 5 reports were required to be filed by them for the Company’s 2025 fiscal year, the Company believes that Section 16(a) reports of our officers, directors and greater than 10% beneficial owners were filed timely.

PROXY ITEM 1:  ELECTION OF DIRECTORS

The Company’s Board of Directors currently has eleven directors divided into three classes, one of which consists of three directors and two of which consists of four directors. Section 2.02(C) of the Company’s Code of Regulations provides that the directors may change the number of directors and fill any vacancy created by an increase in the number of directors (provided that the directors may not increase the number of directors to more than twelve or reduce the number of directors to less than five).

In 1980, the Board of Directors of the Bank adopted a policy that each person becoming a director of the Bank after that date would be expected to retire at the next annual meeting of shareholders of the Bank following the director's 70th birthday.  Since the Company was formed as the holding company of the Bank in 1992, the directors of the Company have followed that same practice, although neither the Company nor the Bank has ever provided such a requirement in its articles of incorporation or code of regulations or included any such provision in the charter of the Nominating and Corporate Governance Committee.   In accordance with this policy, on February 24, 2026, Mr. Thomas informed the Board of Directors of the Company and the Bank of his intention to retire from service as a director at the end of the 2026 Annual Meeting.

The Board of Directors proposes that each of Kimberly A. Canady, Seth I. Michael and Brent A. Saunders be re-elected for a three-year term.  Mr. Thomas’ retirement will leave a vacancy in this class of directors, which the Board of Directors intends to eliminate or fill after the Annual Meeting.  Each nominee was recommended to the Board of Directors by the Nominating and Corporate Governance Committee.  Each person elected as a director at the Annual Meeting will hold office for a term of three years and until his successor is duly elected and qualified or until his earlier resignation, removal from office or death.  The three nominees for election as directors receiving the greatest number of votes will be elected.  Common shares represented by properly executed and returned proxies will be voted FOR the election of the Board of Directors’ nominees unless authority to vote for one or more nominees is withheld.  Common shares as to which the authority to vote is withheld will be counted for quorum purposes, but will not be counted toward the election of directors or toward the election of the individual nominees specified on the proxy.

 The following discussion provides certain information, as of March 20, 2026, concerning each nominee for election as a director of the Company.  Unless otherwise indicated, each individual has had the same principal occupation for more than the past five years.

Nominees for Election for Terms Expiring in 2029

Kimberly A. Canady, Age 67
Director of the Bank and the Company since February 2017

Mrs. Canady has been an attorney and member of the North Carolina State Bar Association since 1984. Her work history includes experience as a lab technician for Bell Pharmacal of Greenville, South Carolina from 1980 to 1981; a clerkship for the police attorney in Winston-Salem during 1983; and attorney for Womble, Carlyle, Sandridge and Rice in Winston-Salem from 1984 to 1985.  She earned a bachelor’s degree in chemistry from Vanderbilt University in 1981. She attended law school at Wake Forest University in Winston-Salem, North Carolina, and received her Doctor of Jurisprudence degree in 1984.  Since 2013, Mrs. Canady has been trustee and owner of Canady Farms, LLC, totaling approximately 1,400 acres primarily in Fayette County, Ohio, and owner and co-manager of Coffey Farms, LLC, since 2019.  Canady Farms, LLC owns 75% of Coffey Farms, LLC.  Mrs. Canady’s practical experience in the risks associated with farm operations and her legal education and experience provides a unique ability to assess the risks associated with the financial services industry in rural America.  Mrs. Canady is a member of the following committees of the Company: Compensation and Investment and Advisory Committee for the Profit Sharing Retirement Plan. She is also a member of the Trust Committee for the Bank.

Seth I. Michael, Age 43
Director of the Bank and the Company since April 2024

Mr. Michael has served as the Jackson County Clerk of Court of the Common Pleas since August 2007.  As Clerk, he is the Record Keeper for the Common Pleas Court, the Director of the County Auto Title Office, and the Local Deputy Registrar of the Ohio Bureau of Motor Vehicles.  In addition to his elected office, he is a Licensed Auctioneer in the State of Ohio, and a licensed Real Estate Sales Agent with the State of Ohio.  He currently serves on the Jackson County Community Foundation through the Foundation for Appalachian Ohio, the Oak Hill Village Council, and the Oak Hill Board of Public Affairs.  His talents and experiences will strengthen our board and further our Community First mission.  Mr. Michael is a member of the following committees: Audit, Board Enterprise Risk, and Nominating and Corporate Governance.

Brent A. Saunders, Age 68
Director of the Bank since 2001; Director of the Company since 2003

Mr. Saunders began practicing law in Gallia County, Ohio in 1983.  In 1985, he became a partner in the law firm of Halliday, Sheets and Saunders.  In addition, he has held several public positions, including Gallipolis City Solicitor and Gallia County Prosecuting Attorney.  Mr. Saunders’ fields of expertise include the following areas of the law: contracts, deeds, mortgages, title searches, corporations and foreclosures.  From July 2009 through March 2012, he was President and Chief Executive Officer of Holzer Consolidated Health Systems.  He was elected full-time Chairman of the Board of Directors of Holzer Health System in March 2012 and served in that capacity until his retirement on December 31, 2023.  Mr. Saunders is presently a member of the Holzer Health System Board.  Holzer Health System, a regional health system providing a continuum of care with over 170 providers in more than 30 medical specialties offering ambulatory, acute and long-term care, is a significant employer in the Company’s market.  He is a member of the following committees of the Company:  Executive, Compensation, Asset Quality Oversight, and Nominating and Corporate Governance (Chair).  Additionally, Mr. Saunders is a member of the Executive Committee and the Trust Committee of the Bank.  Mr. Saunders’ legal expertise, strong work ethic, ability to analyze all sides of an issue and effective communication skills permit him to make significant contributions to the Company.

The Board of Directors recommends that shareholders vote FOR the election of the above nominees.

While it is contemplated that all nominees will stand for election, if one or more nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director, the individuals designated as proxy holders reserve full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee or nominees designated by the Board of Directors.  The Board of Directors knows of no reason why any of the nominees named above will be unavailable or unable to serve if elected to the Board.

The following discussion provides certain information concerning the current directors who will continue to serve after the Annual Meeting.  Unless otherwise indicated, each individual has had the same principal occupation for more than the past five years.

Directors with Terms Expiring in 2027

Anna P. Barnitz, Age 63
Director of the Bank since 2001; Director of the Company since 2003

Mrs. Barnitz has served since 1988 as the Treasurer and Chief Financial Officer at Bob’s Market and Greenhouses, Inc., a multimillion dollar wholesale distributor of horticultural products with retail landscaping stores.   From 1985 until 1988, she served as a Senior Auditor for Charleston National Bank and Key Centurion Bancshares.  In the early 1990s, she served on the BankOne N.A. Point Pleasant, West Virginia Board.  She also served on the Bank’s West Virginia Advisory Board for over 17 years.  Mrs. Barnitz is a member of the following committees of the Company:  Audit (Chair), Executive, Compensation, Board Enterprise Risk, and Asset  Quality Oversight Committee (Chair).  She is also a member of the Bank’s Executive Committee.  Mrs. Barnitz’s financial expertise gained from serving as a CFO for more than 35 years, coupled with her audit and banking background provides immense financial expertise and insight for the Board.

Brent R. Eastman, Age 63
Director of the Bank and the Company since April 2016

Mr. Eastman has been the President and a co-owner of Ohio Valley Supermarkets since 2005.  Ohio Valley Supermarkets operates 11 retail store locations with 300 employees in southeastern Ohio and western West Virginia.  He also is a partner and co-owner of Eastman Enterprises, a land and development company that was founded in 1996.  Mr. Eastman has served as a director of the Gallia County Agricultural Society for 25 years and has been a member of the Gallia County Board of Health for 17 years.  The Board of Directors of the Company believes Mr. Eastman is a valuable addition to the Board due to his retail experience and knowledge of the Company’s market area.  Mr. Eastman is a member of the following committees of the Company:  Audit, Compensation (Chair), and Executive.  He is also a member of the Bank’s Executive Committee.

Edward B. Roberts, Age 48
Director of the Bank and the Company since September 2021

Mr. Roberts has been the co-owner of OakBridge Financial Partners, LLC, a financial advisory firm, since 2000 and is registered through the state of Ohio as an investment advisor representative through LPL Financial.  He has 22 years of experience in business and in the investment securities industry.  Mr. Roberts is licensed in Ohio life and health insurance and is a real estate investor with experience in both commercial and residential markets.  His working knowledge and acumen with local retirement planning and post-retirement investment portfolios propelled him to be ranked in the top 9% of all advisors at LPL Financial.  In his community, he is a member of the Village of Waverly planning commission and a former member of Kiwanis.  The Board of Directors of the Company believes that Mr. Roberts’ experience in business and the investment securities industry will strengthen our board and further our Community First mission.  Mr. Roberts is a member of the Audit, Board Enterprise Risk, and Compensation Committee of the Company.

Thomas E. Wiseman, Age 67
Director of the Bank and the Company since 1992

Mr. Wiseman has been Chairman of the Board of the Company since May 2022 and served as Chairman and Chief Executive Officer of the Company from May 2020 until May 2022.  He served as Chief Executive Officer of the Company from May 2019 until May 2020.  He served as President and Chief Executive Officer of the Company from May 2012 until May 2019 and served as President and Chief Operating Officer of the Company from January 2010 until May 2012.  Mr. Wiseman has also been the President of the Company’s subsidiary, Ohio Valley Financial Services Agency, LLC, since March 2010.  From 1980 until becoming the President and Chief Operating Officer of the Company in 2010, Mr. Wiseman served as the President of The Wiseman Agency, Inc., a successful insurance and financial services company. Mr. Wiseman has over 30 years of risk management experience, working with a variety of businesses from small retail stores to nationally recognized companies.  He has extensive experience in analyzing risk as it relates to financial statements.  Mr. Wiseman has also served as the past President of the Independent Insurance Agents of Ohio, Gallia County Area Chamber of Commerce, Gallipolis Rotary Club, and Gallia County Community Improvement Corporation.  He is a past director of the Independent Insurance Agents and Brokers of America, Southeastern Ohio Regional Council, University of Rio Grande (Emerson E. Evans School of Business), Century Surety Insurance Company, French Art Colony and Holzer Vanguard.  Mr. Wiseman has been the past Chairman of the United Way of Gallia County and the Care Committee for new schools.  Presently, he serves on the Holzer Health System Board and the Buckeye Hills Career Center Advisory Board.  Mr. Wiseman served as the Company’s Lead Independent Director from 2005 until 2010.  He is a member of the Company’s Executive Committee.  Mr. Wiseman is also a member of the following Bank committees: Executive, Asset Liability and Officers’ Loan.

Directors with Terms Expiring in 2028

Larry E. Miller II, Age 61
Director of the Bank and the Company since May 2019

Mr. Miller has been President and Chief Executive Officer of the Company since May 2022 and served as President and Chief Operating Officer of the Company from May 2019 until May 2022.  He served as Chief Operating Officer and Secretary of the Company from May 2015 until May 2019.  From December 2007 to May 2015, Mr. Miller served as Senior Vice President and Secretary of the Company and from December 1999 to May 2015, he served as Executive Vice President of the Bank.  He has been employed in numerous capacities with the Bank since June 1986.  Mr. Miller is the Chairman of the Company’s Executive Committee and a member of the Management Enterprise Risk Committee.  He is also the Chairman of the Bank’s Executive Committee and a member of the Asset Liability Committee, Criticized Asset, and Officers’ Loan Committee.  Mr. Miller has been a board member of the Company’s subsidiary, Loan Central, since April 2000, serving as Chairman from May 2012 until May 2022.  His extensive banking background and day-to-day involvement with Bank operations provide valuable insight to the Board.  He is a graduate of the Ohio School of Banking, the Graduate School of Banking at the University of Wisconsin–Madison, and the Bank Leadership Institute.  In his community, Mr. Miller is a member of First Baptist Church of Gallipolis, Ohio, where he has served on the Board of Deacons and serves as a youth Sunday school teacher.  For over two decades, he served on the school board of his alma mater, Ohio Valley Christian School.  Mr. Miller is a board member of the Gallia County Community Improvement Corporation.  He is also a member of the Ohio Bankers League Bank Services Board and a charter member of the Society of Bank Executives.  Through the Bank’s Impact Day program, Mr. Miller has spent time building homes through Habitat for Humanity, volunteering with the Facing Hunger Food Bank, and at Gallia County’s Senior Citizens Center.

Edward J. Robbins, Age 63
Director of the Bank and the Company since February 2017

Mr. Robbins has been the President and Chief Executive Officer of Ohio Valley Veneer, Inc., which specializes in the timbering and cutting of hardwoods, since the company was founded in 1990.  He currently owns and operates three sawmills in Piketon, Ohio, along with additional sawmills in Peebles, Ohio, and Greenup, Kentucky.   In the fall of 2015 he began operations in Waverly, Ohio, as Ohio Valley Stave, Inc., producing the staves for barrels manufactured at Speyside Bourbon Cooperage in Jackson, Ohio.  The addition of Mr. Robbins to the Board secures an inside prospective from the Pike County business community, which enables the Company and its subsidiaries to better serve its communities.  Mr. Robbins is a member of the Nominating and Corporate Governance Committee of the Company and the Trust Committee of the Bank.

K. Ryan Smith, Age 53
Director of the Bank and the Company since July 2021

Mr. Smith has been President of the University of Rio Grande and Rio Grande Community College since October 2019.  He has 23 years of experience in business and the investment and securities industry.  Mr. Smith also served in Ohio’s House of Representatives from April 2012 to September 2019, where he had the distinguished honor of serving as the 103rd speaker of the Ohio House.  He previously served as a financial advisor with RW Baird (formerly Hilliard Lyons), a wealth management firm in Gallia County from October 2005 to October 2019.  Mr. Smith has served as a board member of the Gallia County Community Improvement Corporation since April 2021, a board member of the Community Colleges of Appalachia since June 2022, and a board member for Geiger Brothers, Inc., a full-service construction and engineering firm in Jackson, Ohio, since July 2024.  He is a past president of the Gallia County Chamber of Commerce, former board member of Holzer Health System, and former board member of Gallipolis City Schools.  His experience and leadership locally and on a statewide basis provide valuable insight to the Company and our shareholders as we continue to grow and pursue our Community First mission.  Mr. Smith is a member of the following committees:  Executive, Compensation, Nominating and Corporate Governance, Asset Quality Oversight, and Investment and Advisory Committee for the ESOP.  He is also a member of the Executive Committee and the Trust Committee (Chair) of the Bank.

None of the corporations or organizations by which a director has been employed in the last five years, except with respect to the employment by the Bank of Messrs. Miller and Wiseman, is a parent, subsidiary or other affiliate of the Company.  The Board of Directors of the Company has determined that all of the directors except Messrs. Miller and Wiseman are “independent” under Rule 5605(a)(2) of the listing standards of The Nasdaq Stock Market, LLC (“Nasdaq”).  In determining independence, the Board of Directors considered loan and deposit relationships with each director; fees paid to Mr. Saunders for legal services; promissory notes issued to Mr. Eastman and his family members; promissory notes issued to David W. Thomas and his father (discussed in this Proxy Statement under the heading “Certain Relationships and Related Transactions”); and the positions held by each director with customers of the Bank.  The rules of Nasdaq do not disqualify a director from being deemed independent as a result of these relationships.  The Board of Directors does not believe such relationships interfere with the directors’ exercise of independent judgment in carrying out their responsibilities as directors.

There are no family relationships among any of the directors, nominees for election as directors, or executive officers of the Company.

Meetings of and Communications with the Board of Directors

The Board of Directors held a total of 15 meetings during 2025.  Each incumbent director attended 75% or more of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which the director served, in each case during the director’s period of service in 2025.  In accordance with applicable Nasdaq rules, the independent directors meet in executive session as appropriate matters for their consideration arise.

The Company encourages all incumbent directors and director nominees to attend each annual meeting of shareholders.  All of the incumbent directors and director nominees who were directors at the time attended the Company’s last annual meeting of shareholders held on May 14, 2025.

The Company has an informal process by which shareholders may communicate directly with directors.  Any communication to the Board may be mailed to David W. Thomas, Lead Independent Director, in care of Investor Relations at the Company’s headquarters, P.O. Box 240, Gallipolis, Ohio 45631.  The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.”  There is no screening process, and all shareholder communications that are received for the Board’s attention will be forwarded to all directors.

Board Leadership Structure

Leadership succession is vital to the future health of the Company.  In May 2012, the independent directors, upon recommendation of the Nominating and Corporate Governance Committee and consistent with the succession plan effective in January 2010 named President Thomas E. Wiseman with the additional responsibility of Chief Executive Officer of the Company and the Bank.  In May 2015, the Board of Directors of the Company, upon recommendation of the Nominating and Corporate Governance Committee, named Larry E. Miller II Chief Operating Officer and Secretary of the Company and the Bank.  In May 2019, the Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, named Larry E. Miller II President and Chief Operating Officer of the Company and the Bank.  Thomas E. Wiseman retained the title of Chief Executive Officer.  In May 2020, the Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, named Thomas E. Wiseman Chairman of the Board, while continuing as Chief Executive Officer of the Company and the Bank.  In May 2022, the Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, named Larry E. Miller II Chief Executive Officer, while continuing as President of the Company and the Bank.  Thomas E. Wiseman retained the title of Chairman of the Board of the Company and the Bank.

In January 2010, the independent directors of the Company named David W. Thomas as the Lead Independent Director of the Company in an attempt to maintain and foster a strong independent presence on the Board of Directors. The Lead Independent Director presides at all meetings of the independent directors and is an Ex Officio member of all standing committees of the Company, including the Board Enterprise Risk Committee.  His duties include making recommendations regarding the structure of the Board of Directors as well as committee meetings; assisting in establishing agendas of the Board of Directors; overseeing evaluations and performance of members of the Board of Directors; chairing executive sessions of the independent directors; and overseeing the Company’s shareholder communication policies and procedures.  Additionally, he has the authority to call meetings of the independent directors of the Company.

As previously announced, Mr. Wiseman will retire from his position as Chairman of the Board effective on the date of the Annual Meeting, although he will remain a director of the Company.  Mr. Thomas has announced that he will retire as a director of the Company, including his position as Lead Independent Director also effective on the date of the Annual Meeting.

The Nominating and Corporate Governance Committee has approved a strong long-term succession and board governance plan taking advantage of the unique experience and talent of management and the valuable oversight and guidance of the Company’s independent directors to ensure both management and board succession for the long-term success of the Company and its subsidiaries. Implementation of this plan will also coincide with the Annual Meeting and be discussed further at that time.

Committees of the Board

The Board of Directors has five standing committees:  the Audit Committee, the Compensation and Management Succession Committee, the Executive Committee, the Nominating and Corporate Governance Committee, and the Board Enterprise Risk Committee.

Audit Committee

The Audit Committee is comprised of Anna P. Barnitz (Chair), Seth I. Michael, Edward B. Roberts, and David W. Thomas (Vice Chair).  The Board of Directors has determined that each member of the Audit Committee qualifies as independent under Rules 5605(a)(2) and 5605(c)(2) of the Nasdaq Listing Rules as well as under Rule 10A-3 promulgated under the Exchange Act.

The Board of Directors believes that each member of the Audit Committee has substantial financial experience and is highly qualified to discharge such member’s duties.  Additionally, the Board of Directors has determined that Anna P. Barnitz and David W. Thomas qualify as “audit committee financial experts” under the SEC’s rules, based on their training and experience.  Mrs. Barnitz earned a Bachelor of Science degree in accounting and has experience as a Senior Auditor with a large banking institution followed by 35 years of practical accounting experience as the Treasurer and Chief Financial Officer of a multi-million dollar wholesale distributor and retailer.  Mr. Thomas earned a Bachelor of Science degree in Business Administration and has 30 years of experience in bank supervision and regulation gaining diverse experience across a number of disciplines including accounting, finance, audit, risk management, regulatory compliance and corporate governance.  Both Mrs. Barnitz and Mr. Thomas continue their financial literacy training through annual attendance at various audit and bank regulatory seminars and conferences where developments in financial reporting and audit standards are reviewed and discussed.  The Board of Directors has determined that, as a result of the aforementioned training and experience, Mrs. Barnitz and Mr. Thomas are capable of (i) understanding accounting principles generally accepted in the United States (“US GAAP”) and financial statements, (ii) assessing the general application of US GAAP in connection with the accounting for estimates, accruals and reserves, (iii) analyzing and evaluating the Company’s consolidated financial statements, (iv) understanding internal control over financial reporting, and (v) understanding audit committee functions.

The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors.  A current copy of the charter of the Audit Committee is posted on the Company’s website at www.ovbc.com/shareholder.  The Audit Committee annually reviews and reassesses the adequacy of its charter and recommends changes to the full Board as necessary.  The Audit Committee’s primary duties and responsibilities are to:

•	oversee the accounting and financial reporting processes of the Company and its subsidiaries and audit of the Company’s financial statements;
•	serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system;
•	oversee the certification process and other laws and regulations impacting the Company’s quarterly and annual financial statements and related disclosure controls;
•	review and appraise the audit efforts of the Company’s independent auditor and internal auditing department;
•	provide an open avenue of communication among the Company’s independent auditor, financial and senior management, the internal auditing department, and the Board of Directors.
In addition, the Audit Committee reviews and pre-approves all audit and permitted non-audit services and service fees paid to the Company’s independent registered public accounting firm and ensures that the registered public accounting firm is not engaged to perform the specific non-audit services prohibited by law, rule or regulation.  The Audit Committee will also carry out such other responsibilities as may be delegated to the Audit Committee by the full Board.

The Audit Committee held 12 meetings during the 2025 fiscal year.  The Report of the Audit Committee for the 2025 fiscal year begins on page 28.

Compensation and Management Succession Committee

The Compensation Committee is comprised of Anna P. Barnitz, Kimberly A. Canady, Brent R. Eastman (Chair), Brent A. Saunders, and K. Ryan Smith.  The Board of Directors has determined that each member of the Compensation Committee qualifies as independent under current Nasdaq Listing Rule 5605(d)(2) and applicable SEC rules.

The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors.  A current copy of the charter of the Compensation Committee is posted on the Company’s website at www.ovbc.com/shareholder.  The Compensation Committee periodically reviews and reassesses the adequacy of its charter and recommends changes to the full Board as necessary.  The charter was last revised by the Board of Directors on February 24, 2025, upon recommendation of the Compensation Committee.

The purposes of the Compensation Committee are (i) to discharge certain of the Board’s responsibilities relating to compensation of the Company’s directors and executive officers; (ii) to oversee and prepare periodic and annual disclosures with respect to compensation, shareholder votes on compensation and frequency of compensation votes as may be required by applicable laws, rules and regulations; and (iii) to consider senior management succession and make recommendations to the Board with respect to plans for such succession.  The Compensation Committee will also carry out such other responsibilities as may be delegated to it by the full Board.

The Compensation Committee is responsible for reviewing and approving the corporate goals and objectives with respect to compensation of the Company’s executive officers (including the Chief Executive Officer), evaluating such executive officers’ performance in light of those goals and objectives and determining compensation based on that evaluation.  The Compensation Committee is also responsible for reviewing the Company’s incentive compensation programs and retirement plans, and recommending changes to such programs and plans to the Board of Directors as necessary.  The Compensation Committee also reviews any severance or other termination arrangements to be entered into with the Company’s executive officers; reviews and recommends to the Board the compensation of directors; and can retain, oversee and terminate, at the Company’s expense, any compensation consultant, legal counsel or other advisor to assist the Committee in carrying out its obligations.  In addition to compensation responsibilities, this committee is responsible for the annual review and compliance monitoring of the Stock Ownership and Retention Policy for the Company’s Board of Directors, and is charged with addressing plans for senior management succession and making recommendations to the Board of Directors with respect to selection and retention of executive officers.
In 2019, the Company purchased Payfactors, a web-based compensation benchmarking system.  Using Payfactors, the Company benchmarked selected jobs in order to update midpoints in the salary grade structure, which continues to serve as the basis for executive compensation.  The Company benchmarks each job every other year using the Payfactors system.
 The Compensation Committee held seven meetings during the 2025 fiscal year.  The Report of the Compensation Committee on executive compensation relating to the 2025 fiscal year begins on page 17.

Executive Committee

The Executive Committee is comprised of Anna P. Barnitz, Brent R. Eastman, Larry E. Miller II (Chair), Brent A. Saunders, K. Ryan Smith, David W. Thomas, and Thomas E. Wiseman.  The Executive Committee is authorized to act in the intervals between meetings of the directors on matters delegated by the full Board.  There were three meetings held by the Executive Committee of the Company during the 2025 fiscal year; however, the Executive Committee of the Bank held 35 meetings.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Seth I. Michael, Edward J. Robbins, Brent A. Saunders (Chair), and K. Ryan Smith.  The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee qualifies as independent under Nasdaq Listing Rule 5605(a)(2).  The purposes of the Nominating and Corporate Governance Committee are to:

•	identify and select, or recommend for the Board’s selection, qualified director nominees for each meeting of the Company’s shareholders at which directors are elected;
•	recommend to the Board qualified individuals to fill vacancies on the Board;
•	recommend to the Board the directors that shall serve on each committee of the Board; and
•	undertake such other responsibilities as may be referred to the Committee by the Board.

The Nominating and Corporate Governance Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors.  A current copy of the charter of the Nominating and Corporate Governance Committee is posted on the Company’s website at www.ovbc.com/shareholder.  The Nominating and Corporate Governance Committee periodically reviews and reassesses the adequacy of its charter and recommends changes to the full Board as necessary.  The Nominating and Corporate Governance Committee held three meetings during the 2025 fiscal year.

Board Enterprise Risk Committee

The Board Enterprise Risk Committee consists of Anna P. Barnitz, Seth I. Michael, Edward B. Roberts, and David W. Thomas (Chairman).

The Board Enterprise Risk Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors.  At least annually, the Board Enterprise Risk Committee reviews and reassesses the adequacy of its charter and recommends changes to the full Board as necessary.  The Board Enterprise Risk Committee’s primary duties and responsibilities are to:

•	oversee the Company’s policies, procedures and practices relating to the Company’s enterprise-wide risks;
•	assess current and emerging material risks and provide review and approval of established risk tolerances;
•	oversee the Company’s compliance with applicable laws and regulations; and
•	oversee material pending litigation which the Company is involved.

The business of banking has been and will continue to be centered on the management of risk.  The Board of Directors proactively oversees management’s implementation and enforcement of the Company’s risk management policies and procedures.  The Board’s risk oversight responsibility is primarily administered through the Board Enterprise Risk Committee.  The Board Enterprise Risk Committee meets quarterly to ensure that the Company is taking appropriate steps to identify, measure, monitor, and control risks as identified in the Company’s Enterprise Risk Management Policy. This policy addresses the composition and control of the Company’s overall risk management program and establishes standards for liquidity, market, credit, operational, cybersecurity, legal, reputational, and strategic risks and for others that may emerge in the future.  The Enterprise Risk Management Policy is supplemented by various other Company policies that further address the specific risk categories to which they pertain.  Additionally, the Enterprise Risk Management Policy provides for proper reporting through senior management to the Board Enterprise Risk Committee and/or the full Board of Directors.  The committee routinely receives reports from the Chief Risk Officer as well as other Bank personnel within the Risk Management Department. The Chairman of the Board and the Chief Executive Officer also serve as Ex Officio members of the committee.

The Board of Directors has established a Management Enterprise Risk Committee whose members are the senior management team of the Company.  It is the responsibility of the Management Enterprise Risk Committee, in conjunction with the Risk Management Department, to implement and enforce the risk management policies of the Company on a day-to-day basis.  Periodically, management completes the Federal Financial Institutions Examination Council’s Cybersecurity Assessment Tool to self-identify and measure the risk and maturity level of the Company’s cybersecurity efforts.  Results of this assessment are reported to the Management Enterprise Risk and Board Enterprise Risk Committees.  In addition, multiple third parties, including external auditors, are used to validate the Company’s current cybersecurity practices to the Board.  Actions of the Management Enterprise Risk Committee are routinely monitored and reported to the Board Enterprise Risk Committee.

The Board of Directors recognizes that no policy can anticipate all the conditions, situations and opportunities that may arise during the normal course of operations.  Therefore, the Board of Directors expects management to exercise prudent judgment in the day-to-day implementation of the Company’s risk management policies.

Nominating Procedures

As described above, the Company has a standing Nominating and Corporate Governance Committee that has the responsibility to identify and recommend individuals qualified to become directors.  The Nominating and Corporate Governance Committee evaluates the qualifications and performance of incumbent directors before deciding to recommend them for re-election to the Board. The Nominating and Corporate Governance Committee recommended the nominees for election as directors at the Annual Meeting.  When considering potential candidates for the Board, the Nominating and Corporate Governance Committee strives to assure that the composition of the Board, as well as its practices and operation, contribute to value creation and to the effective representation of the Company’s shareholders.  Although the Company does not have a formal diversity policy, the Nominating and Corporate Governance Committee is guided by its charter in fulfilling its responsibility to identify and recommend individuals qualified to become directors.   The Nominating and Corporate Governance Committee considers it essential that the Board, as a whole, should be diverse with respect to skills, experience, perspective, age, background and geography as these criteria relate to the Company’s market area and the financial services industry. The Nominating and Corporate Governance Committee may consider the above factors as it deems appropriate in evaluating director candidates.   Depending upon the current needs of the Board, certain factors may be weighed more or less heavily by the Nominating and Corporate Governance Committee.  From time to time, the Nominating and Corporate Governance Committee may deem it prudent to recruit individuals with education and expertise in a specific discipline, such as accounting, finance or law.

In considering candidates for the Board, the Nominating and Corporate Governance Committee evaluates the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a Nominating and Corporate Governance Committee-recommended nominee.  However, the Nominating and Corporate Governance Committee does believe that all members of the Board should have the highest character and integrity; a reputation for working constructively with others; sufficient time to devote to Board matters; and no conflict of interest that would interfere with performance as a director.  Additionally, the Company is a highly-regulated institution and all director candidates are subject to the requirements of applicable federal and state banking laws and regulations.

The Nominating and Corporate Governance Committee considers candidates for the Board from any reasonable source, including recommendations from shareholders and existing directors.  The Nominating and Corporate Governance Committee does not evaluate candidates differently based on who has made the recommendation.  The Nominating and Corporate Governance Committee has the authority to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.  No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms.

Shareholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by writing to the Chairman of the Nominating and Corporate Governance Committee, currently Mr. Saunders, at the Company’s executive offices, P.O. Box 240, Gallipolis, Ohio 45631. The recommendation should give the candidate’s name, age, business address, residence address, principal occupation or employment and number of common shares beneficially owned.  The recommendation should also describe the qualifications, attributes, skills or other qualities of the recommended director candidate.  A written statement from the candidate consenting to be named as a director candidate and, if nominated and elected, to serve as a director should accompany any such recommendation.

Shareholders who wish to nominate an individual for election as a director at an annual meeting of the shareholders of the Company must also comply with the Company’s Code of Regulations and the proxy rules promulgated under the Exchange Act regarding shareholder nominations.  Shareholder nominations must be made in writing and delivered or mailed to the President of the Company, currently Mr. Miller, at the Company’s executive offices, P.O. Box 240, Gallipolis, Ohio 45631, not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors.  However, if less than 21 days’ notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to the President not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed to the shareholders.  Each nomination must contain the following information to the extent known by the nominating shareholder:  (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the total number of common shares of the Company that will be voted for each proposed nominee; (iv) the name and residence address of the nominating shareholder; (v) the number of common shares of the Company beneficially owned by the nominating shareholder; and (vi) any other information required to be disclosed with respect to a nominee for election as a director under the proxy rules promulgated under the Exchange Act.  Nominations not made in accordance with the Company’s Code of Regulations or the proxy rules promulgated under the Exchange Act shall be invalid and shall be disregarded, unless the person acting as chairman of the meeting determines that the facts warrant acceptance of such nomination.

In addition, any shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must comply with the SEC’s universal proxy rules, including the separate notice and information requirements of Rule 14a-19 under the Exchange Act by the deadline described under Proxy Statement Proposals in this proxy statement.

Stock Ownership Policies

Insider Trading and Hedging Policy

The Board of Directors of the Company adopted an Insider Trading Policy in 1993 governing the purchase, sale, and other disposition of the Company’s securities by directors, officers, and employees, and by the Company. The Company believes its policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations and listing standards applicable to the Company. Among other things, the insider trading policy (i) prohibits trading by directors, officers, and employees in the Company’s securities while in possession of material, non-public information about the Company or in the securities of other companies while in possession of material, non-public information about such companies gained as a result of their service with or relationship to the Company, and the unauthorized use or disclosure of such information, (ii) specifies quarterly trading blackout periods (and the individuals subject to such blackout periods), (iii) sets forth additional restrictions applicable to our directors and executive officers (including pre-clearance requirements), and (iv) specifies requirements regarding pre-approved trading plans meeting the requirements of Rule 10b5-1 under the  Exchange Act. A copy of the Insider Trading Policy was filed as Exhibit 19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Although the Company generally permits hedging transactions, its Insider Trading Policy prohibits any director, officer or employee from purchasing the Company’s stock on margin, short selling the Company’s stock or buying or selling puts or calls of the Company’s stock.  Further, the Company requires that any transactions that may violate the Insider Trading Policy, including certain hedging transactions, must be approved ahead of time by the President or Secretary to ensure they do not otherwise violate the Insider Trading Policy.

Stock Ownership and Retention Policy

The Board of Directors of the Company adopted a Stock Ownership and Retention Policy for its directors in 2021.  The purpose of the policy is to align the long-term interests of the Company’s directors whose tenure begins after September 21, 2021, with those of the shareholders of the Company and to help mitigate potential risk-taking behavior.  The policy requires that the affected directors maintain ownership of at least 2,500 Company common shares.  Directors have up to five years from the date of election to achieve this ownership requirement.  Once the ownership requirement is met, affected directors are expected to maintain the ownership amount throughout their service on the Board of Directors.  In order to assist each affected director to achieve the share ownership requirement, the Company will withhold 50% of all director fees paid to such director and apply the fees toward broker-assisted, open-market purchases of Company common shares on the director’s behalf.

Clawback Policy

The Board adopted a policy for the recovery of erroneously awarded compensation providing for a three year review period of the Company’s reported results to ensure that incentive compensation for all executive officers (including the NEOs) is based on accurate financial and operating data and the correct calculations of the attainment of performance goals.  The policy allows the Company to recover incentive awards previously paid or awarded.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Officers

The following are the executive officers of the Company:

Name	Age	Position(s) Held with the Company and its Principal Subsidiaries

Thomas E. Wiseman	67
Chairman of the Board of the Company and the Bank since May 2022; Chairman of the Board and Chief Executive Officer of the Company and the Bank from May 2020 to May 2022; Chief Executive Officer of the Company and the Bank from May 2019 to May 2020; President and Chief Executive Officer of the Company and the Bank from May 2012 to May 2019; President and Chief Operating Officer of the Company and the Bank from January 2010 to May 2012; Chairman of the Executive Committee of the Company and the Bank from January 2010 to May 2022; Director of the Company’s subsidiary, Loan Central, Inc. from May 2011 to May 2018; Vice President of the Company’s subsidiary, OVBC Captive, Inc., from July 2014 until its closing on December 6, 2023; and Director of the Bank’s subsidiary, Race Day Mortgage, Inc. from April 2021 until its closing on December 31, 2023.  President of The Wiseman Agency, Inc., from 1980 until January 2010.

Larry E. Miller II	61
President and Chief Executive Officer of the Company and the Bank since May 2022; President and Chief Operating Officer of the Company and the Bank from May 2019 to May 2022; Chief Operating Officer and Secretary of the Company and the Bank from May 2015 to May 2019; Senior Vice President and Secretary of the Company from December 2007 to May 2015; Executive Vice President-Operations and Secretary of the Bank from December 2014 to May 2015; Executive Vice President and Secretary of the Bank from December 2007 to December 2014; Senior Vice President and Treasurer of the Company from April 2000 to December 2007; Executive Vice President and Treasurer of the Bank from April 2000 to December 2007; Chairman of the Executive Committee of the Company and the Bank since May 2022; and Director of the Company’s subsidiary, Loan Central, Inc. since April 2000; serving as Chairman of the Board of Loan Central, Inc. from May 2012 to May 2022.

Scott W. Shockey	56	Senior Vice President and Chief Financial Officer of the Company and Executive Vice President and Chief Financial Officer of the Bank since May 2014; Vice President and Chief Financial Officer of the Company and Senior Vice President and Chief Financial Officer of the Bank from December 2004 to May 2014; Assistant Treasurer of the Company from April 2001 to December 2004; Vice President and Chief Financial Officer of the Bank from April 2001 to December 2004; Vice President of the Company’s subsidiary, OVBC Captive, Inc., from July 2014 until its closing on December 6, 2023; and Director, Secretary and Treasurer of the Bank’s subsidiary, Race Day Mortgage, Inc. from April 2021 until its closing on December 31, 2023.

Ryan J. Jones	48
Chief Operating and Risk Officer of the Company and the Bank since May 2022; Vice President of the Company from August 2016 to May 2022; Senior Vice President, Chief Risk Officer of the Bank from June 2017 to May 2022; and Senior Vice President, Chief Operating Officer of the Milton Banking Division from August 2016 to June 2017; and Chairman of the Board of the Company’s subsidiary, Loan Central, Inc. since May 2022, serving as a Director since May 2018.

Tom R. Shepherd	60
Senior Vice President and Secretary of the Company and Executive Vice President and Secretary of the Bank since May 2019; Vice President of the Company from April 2004 to May 2019; Senior Vice President, Chief Deposit Officer of the Bank from May 2008 to May 2019; and Senior Vice President, Retail Deposit Group of the Bank from April 2004 to May 2008.

Bryan F. Stepp	63
Senior Vice President of the Company and Executive Vice President, Lending/Credit of the Bank since September 2020; Vice President of the Company from December 2008 to September 2020; Senior Vice President, Chief Lending Officer of the Bank from January 2018 to September 2020; Senior Vice President and Chief Credit Officer of the Bank from August 2017 to January 2018; Senior Vice President and Chief Lending Officer of the Bank from December 2014 to August 2017; Senior Vice President, Chief Credit Officer of the Bank from December 2012 to December 2014; Senior Vice President, Corporate Banking West Virginia of the Bank from July 2010 to December 2012; Senior Vice President, Commercial Lending of the Bank from December 2008 to July 2010; Vice President, Business Development Officer of the Bank from June 2008 to December 2008; and Director and President of the Bank’s subsidiary, Race Day Mortgage, Inc. from April 2021 until its closing on December 31, 2023.

Compensation Program

Overview of Compensation Program

The executive officers of the Company receive no compensation from the Company.  Instead, they are paid by the Company’s subsidiaries for services rendered in their capacities as executive officers of subsidiaries of the Company.

The Compensation and Management Succession Committee (the “Compensation Committee”) is responsible for reviewing and approving goals and objectives relevant to the compensation of the Company's executive officers (including the named executive officers), evaluating such executive officers' performance in light of those goals and objectives and determining compensation based on that evaluation.  As part of that responsibility, the Compensation Committee reviews the Company's bonus program as well as retirement plans and recommends changes to such programs and plans to the Board of Directors, as necessary.  The Compensation Committee believes the goals and objectives relevant to the compensation of the Company’s employees, including executive officers, do not incent excessive risk taking and are not reasonably likely to create a material adverse effect on the Company.   The Company continues to face numerous risks, as do all institutions, which could threaten its value.  The most prominent of these risks are credit, interest rate, liquidity, strategic, operational and reputational risk.  The Compensation Committee believes the risk management controls currently in place in conjunction with performance goals that properly balance earnings growth and asset quality effectively address the risks inherent in the current economic environment.  The Compensation Committee also has responsibility for reviewing any severance or other termination arrangements to be entered into with the Company's executive officers.

The Compensation Committee makes all compensation decisions regarding the named executive officers, and the Compensation Committee's charter does not provide for delegation of its responsibilities.  The Compensation Committee utilizes data and reports prepared or assembled by management in conjunction with the utilization of a web-based service.  The web-based service provides information that includes, but is not limited to, peer analysis of comparable financial industry job grades, merit adjustments, and base salary and/or total compensation benchmarking primarily for Ohio and the Midwest Region of the United States.  Our Executive Vice President and Corporate Secretary works with the Compensation Committee Chair to establish the agenda for Compensation Committee meetings.  The Board Chairman and Chief Executive Officer regularly attend meetings to brief the Compensation Committee on the Company’s overall performance.  With respect to developing compensation packages, the Board Chairman annually reviews the performance of each executive officer (excluding his own performance and that of the Chief Executive Officer) by comparing results achieved to established goals as well as the overall performance of the Company as compared to Board approved corporate performance goals.  This data, along with salary data derived from the Company’s wage and salary administration plan, is the basis for his recommendations to the Compensation Committee with respect to the compensation of the other executive officers, including base salary adjustments and annual bonus payments. The Compensation Committee considers the Board Chairman’s recommendations and uses its own discretion in making final compensation decisions.  The Compensation Committee regularly conducts executive sessions, without the presence of management, in fulfilling its responsibilities pursuant to its charter.

Compensation Philosophy and Objectives

The objectives of the compensation programs of the Company and its subsidiaries are as follows:

•	compensation of the Company's executive officers and non-executive officers should be directly linked to corporate operating performance;
•
executive officers and non-executive officers should receive fair and equitable compensation for their respective levels of responsibility and supervisory authority compared to their peers within the Company as well as their peers within the broader financial services industry; and

•	compensation of the Company’s executive officers and non-executive officers should not incent excessive risk taking nor be reasonably likely to have a material adverse effect on the Company.

 The Company utilizes a comprehensive wage and salary administration plan for all employees, including executive officers, of the Company and its subsidiaries.  That plan consists of a job grading process for all jobs in the Company, a performance appraisal process, and a periodic base salary and/or total compensation benchmarking process to determine compensation market ranges for all job grades.  The Company believes that it is essential to attracting and retaining qualified officers in its industry that compensation be competitive with that of other companies within the industry.  In order to motivate such individuals to perform to the best of their abilities in furthering the Company's goals, the Company also believes there must be an opportunity for such officers to benefit personally from increased efforts and the Company's achievement of its goals.

The Compensation Committee, in conjunction with the Lead Independent Director, annually conducts a performance appraisal to evaluate the performance of certain executive officers in achieving their expected job requirements, which included an evaluation of the performance of Messrs. Wiseman, Miller and Jones in 2024 to set 2025 compensation.   The Compensation Committee also reviews the performance appraisals of the other named executive officers that are conducted by their supervisors.  The Compensation Committee seeks to ensure that an employee whose performance "meets" expectations will, over time, receive cash compensation at or near the midpoint of the market range for similar jobs in the financial services industry.  An employee whose performance consistently "exceeds" or "far exceeds" expectations will move faster within the pay range than an employee whose performance "meets" expectations.  An employee whose performance "does not meet expectations" is not eligible for a merit increase.

The Board of Directors adjusts compensation programs over time to support the Company's business goals.  At the beginning of each year, the Board of Directors establishes Company goals with respect to various performance metrics.  In January of each year, the Compensation Committee evaluates the performance of the Company relative to such goals and makes a recommendation to the Board with respect to employee bonuses.

The Company has adopted a salary grade structure. The Company licenses Payfactors, a web-based system, that allows the Company to perform the compensation benchmarking process in-house.  The Company benchmarks each job every other year using the Payfactors system.  During the benchmarking process, the Company is able to analyze compensation information of the Company’s regional and national peer banks, including salary grade midpoints, performance data, number of employees, revenue and other factors.  The Company also conducts cost of living and average salary analyses through Payfactors. The Compensation Committee used the information derived from Payfactors, the employee performance appraisals and the extent of achievement of Company goals in determining compensation for 2025.

When the Compensation Committee considered compensation to be paid to executive officers for 2026, the Compensation Committee considered the say-on-pay vote held in May 2025, where 82% of the votes cast on named executive officer compensation were voted to approve the executive compensation disclosed in the proxy statement.  The Compensation Committee recognized that the shareholder vote indicated shareholder support for the Board’s compensation philosophy and practice.

Executive Compensation Components and Analysis

The components of the compensation program for named executive officers currently are: a base salary, a bonus, retirement plans and insurance benefits.  Other than the employee stock ownership plan, the Company has no equity-based compensation plans.

Base Salary

The objective of the base salary component of the cash compensation plan is to provide predictable and reliable cash compensation sufficient to attract and retain motivated officers and to recognize and reward individual performance.  In fulfilling that objective, the Compensation Committee desires that each employee, including each named executive officer, who achieves an overall performance evaluation of “meets expectations” should, over time, receive a base salary at or near the midpoint of the marketplace range.

Bonuses

The objectives of the bonus component of the Company's compensation program are to: (i) motivate executive officers and other employees and reward such persons for the accomplishment of both short-term and long-term goals of the Company and its subsidiaries, (ii) reinforce a strong performance orientation with differentiation and variability in individual awards based on contribution to long-range business results and (iii) provide a fully competitive compensation package that will attract, reward, and retain quality employees.  Typically, all employees of the Company's subsidiaries holding positions with a pay grade of 9 or above are eligible to participate in the bonus program, including all of the named executive officers.

Bonuses payable to named executive officers are based on (i) the performance of the Company and its subsidiaries as measured against specific performance targets; and (ii) each named executive officer’s individual performance.    At the beginning of each fiscal year, the Compensation Committee sets specific performance targets for the Company and its subsidiaries based on a combination of some or all of a number of performance criteria.  The targets are based on one or more of the following performance criteria: net income, net income per share, return on assets, return on equity, asset quality (as measured by the ratio of adversely classified assets to tier 1 capital plus the Allowance for Credit Losses (ACL) ), tier 1 leverage ratio and efficiency ratio.  It is the objective of the Compensation Committee to establish goals that are ambitious but achievable.  The Compensation Committee ascribes different weights to different performance metrics, but considers all such metrics to be fundamental to the long-term performance of the Company. Such metrics are also designed to not expose the Company to, nor incent the undertaking of, excessive risks by employees, which could threaten the Company’s long-term value.  At the end of the fiscal year, the aggregate amount available for the payment of a bonus, if any, is determined by the Company’s Board of Directors upon recommendation of the Compensation Committee based on an evaluation of the accomplishment of the performance targets.  A bonus may be paid without targets having been established or achieved.  Named executive officers do not have any right to the payment of a bonus until the Board of Directors has exercised its discretion to award a bonus and the amount to be paid to each person has been determined and announced.

Once the aggregate amount of the bonus pool is determined, individual bonus awards, for eligible employees in grades 12 and below, are typically determined through a formula that applies each employee's performance evaluation score to a “bonus grid,” reflecting the individual employee's job grade and individual job performance using the performance criteria referenced above.  For employees in grades 13 and above, individual bonus awards are determined by the level of achievement by the Company and its subsidiaries of some or all of a number of performance metrics identified above. Upon the recommendation of the Compensation Committee, and if approved by the Board, individual bonus awards for grades 13 and above are typically awarded as a percent of base compensation.  Employees are evaluated by their supervisors, except for the executives who are evaluated by the Compensation Committee, as noted above.  The Company’s Board of Directors approves the bonuses payable to the named executive officers under the bonus program based upon the recommendation of the Compensation Committee.  For 2025 bonus amounts, goals were based on net income, average loans, the efficiency ratio and asset quality.

Executive Retirement Plans

The Board of Directors has established several retirement plans, in order to provide competitive compensation arrangements to attract talented employees and to provide a valuable incentive to retain talented employees once employed.  These plans, described below, offer an additional level of confidence that the executive officers, including the named executive officers, can focus exclusively on their responsibilities as executive officers during their working lives and be assured that they can maintain a reasonable standard of living in retirement.

Executive Deferred Compensation Plan.  The Company maintains a nonqualified executive deferred compensation plan for all of the Company's executive officers and certain other officers.  The deferred compensation plan is strictly voluntary.  Participants in the plan, upon reaching age 65, are eligible to receive a distribution of their contributions, plus accrued interest earned at a designated rate on reinvestment of the contributions.  In 2025, the rate paid was 5.25%.  The Board of Directors annually reviews and updates the assumed earnings crediting rate to a rate no greater than the lesser of Moody’s 20 year AA corporate bond rate and 120% of the long term applicable federal rate (the “AFR”).  If a participant dies before reaching age 65 and the participant qualifies, the distribution will be made to the participant's designated beneficiary in an amount equal to what the participant would have accumulated if the participant had reached age 65 and had continued to make contributions to the plan equal to the lesser of the participant’s elected deferral amount at the time of the participant’s death or $10,000.  The Company believes that the cost of providing the benefit will be offset by earnings on and/or proceeds from life insurance contracts associated with the benefit.  Each executive may defer up to $50,000 each year.

Supplemental Executive Retirement Agreements.  The Company maintains a nonqualified supplemental executive retirement agreement (a “SERP”) for each of Mr. Wiseman, Mr. Miller and Mr. Shockey.

The Bank and Mr. Wiseman executed a SERP for the benefit of Mr. Wiseman, effective March 6, 2012.  Mr. Wiseman’s SERP is an unfunded arrangement maintained to provide supplemental retirement benefits for Mr. Wiseman upon reaching age 65. During 2023, Mr. Wiseman reached the age of 65 and is still employed by the Bank. Pursuant to the SERP, the Bank commenced paying to Mr. Wiseman a monthly payment for the remainder of his life in the amount that will be paid from certain annuities fully owned by the Bank. The annual retirement benefit is $245,900. At the time of Mr. Wiseman's death after reaching the age of 65, Mr. Wiseman's beneficiary will be paid the amount that should have been accrued by the Bank to date under generally accepted accounting principles for the payment of the benefits under the SERP in 120 equal monthly installments. The Bank retains the right to sell or surrender the annuities purchased by the Bank to fund the SERP.  The Bank may establish a rabbi trust and contribute the funds for the SERP to such trust, which will remain subject to the rights of creditors of the Bank.  The Bank is required to establish such a trust if it sells or surrenders the annuities.

The Bank executed a SERP with each of Mr. Miller, effective December 1, 2015, and Mr. Shockey, effective May 1, 2020.  If the employment of either executive is terminated on or after age 65 for any reason other than termination for “cause”, they receive the following annual benefit, which is paid monthly for 20 years: $170,468 for Mr. Miller, and $168,178 for Mr. Shockey.  The term cause consists of gross negligence, gross neglect of duty, commission of a felony or gross misdemeanor involving moral turpitude, or fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the executive’s employment and resulting in an adverse effect on the Company.

 Under each SERP, if the executive’s employment is terminated after he reaches age 60 or 20 years of service but before age 65, and other than for death or disability, the Company will pay the executive an amount equal to the Company’s accrued liability for the Company’s liability.  The payments will be made monthly for 20 years. The same benefit will be paid to the executive upon termination due to disability or involuntary termination before age 65, other than for cause or death.

If the executive dies before separation from service or becomes disabled, his beneficiary will be entitled to annual payments for 20 years, which equal $170,468 per year for Mr. Miller and $168,178 per year for Mr. Shockey.  If the executive would have retired during 2025, he would have been eligible to receive early retirement benefits under his SERP in the annual amount of $122,740 for Mr. Miller and $54,989 for Mr. Shockey.  Neither executive will be entitled to a benefit if he terminates his employment before age 60 or 20 years of service for any reason other than death, disability, or involuntary termination.

Director Retirement Plan

Participants in the Director Retirement Plan, upon reaching age 70, are eligible to receive the greater of 50% of the director’s three prior years’ average total annual or monthly fees or 50% of any consecutive three prior years’ average total annual or monthly fees.  The benefit is payable for 240 months, except that Mr. Michael’s benefit is payable, generally, for 120 months.  If a director dies during active service, payment will be made to the director's designated beneficiary in an amount equal to what the director would have received had the director reached age 70, except the benefit term will be reduced to 60 months.  If the director dies during the payment of benefits, payment will be made to the director's designated beneficiary for the lesser of the remaining term or 60 additional months.  The Company believes that the cost of providing the benefit will be offset by earnings on and/or proceeds from life insurance contracts associated with the benefit.  As directors, Messrs. Wiseman and Miller are participants in the Director Retirement Plan.  If Mr. Wiseman had retired at December 31, 2025, his monthly payment would have been $1,022 for 240 months.  If he had died on that date, the monthly benefit would have been $1,022 for 60 months.  If Mr. Miller had retired at December 31, 2025, his monthly payment would have been $1,022 for 240 months.  If he had died on that date, the monthly benefit would have been $1,022 for 60 months.  Lead Director fees or other special director fees, if any, are not included in the calculation of benefits under the Director Retirement Plan. The Board of Directors began the Director Retirement Plan in 1996 to encourage an age certain retirement date for Board members as a method of planning director succession.

Director Deferred Fee Plan

The Company makes available a nonqualified director deferred fee agreement for each of the Company’s directors.  The director deferred fee plan is strictly voluntary.  At the annual meeting following the participant’s 70th birthday, the participant is eligible to receive a distribution of the director’s contributions, plus accrued interest earned at a designated rate on reinvestment of the contributions.  In 2025, the rate paid was 5.25%. The Board of Directors annually reviews and updates the assumed earnings crediting rate to a rate no greater than the lesser of Moody’s 20 year AA corporate bond rate and 120% of the long-term AFR.  Generally, if a participant dies before the annual meeting following the participant’s 70th birthday, and the participant qualifies, the distribution will be made to the participant’s designated beneficiary in an amount equal to what the participant would have accumulated if the participant had lived until the annual meeting following the participant’s 70th birthday and had continued to make contributions to the plan equal to the lesser of the participant’s elected deferral amount at the time of the participant’s death or $10,000.  Each of Mr. Eastman’s and Mr. Michael’s agreements provide for a death benefit equal to his accrued balance if he dies prior to the annual meeting following his 70th birthday.  Although Mr. Wiseman does not currently defer fees under this plan, he is still a participant with amounts in the plan earning interest. The Company believes that the cost of providing the benefit will be offset by earnings on and/or proceeds from life insurance contracts associated with the benefit.  Each director may defer up to $22,000 each year, less any amount deferred under the Executive Deferred Compensation Plan.

Executive Life Insurance

In addition to optional life insurance that the Company makes available to all employees, the Company maintains life insurance on each of the named executive officers of the Company on which the Company paid the entire premium upon purchase.  The Company is the sole owner of each policy, but the Company has entered into an agreement with each named executive officer agreeing to provide to such officer's designated beneficiary from the proceeds of the policy an amount equal to the lesser of (i) two times the officer's highest total annual compensation during any calendar year, including the year of the officer's death, or (ii) the face amount of the life insurance policy.  The Company agrees not to sell, surrender or transfer the policy without giving the officer the option to purchase the policy for the fair market value of the policy.

The following table sets forth the amount that would have been payable for each named executive officer covered by executive life Insurance at December 31, 2025:

Name	Benefit at December 31, 2025
Thomas E. Wiseman	$957,487.00
Larry E. Miller II	$993,764.00
Scott W. Shockey	$566,066.00

Director Life Insurance

The Company maintains a life insurance policy for all directors, with a death benefit of two times annual director fees at time of death reduced by 35% at age 65 and 50% at age 70.  The life insurance policies terminate upon retirement.  Messrs. Miller and Wiseman, as employees of a subsidiary of the Company, are excluded from this benefit under the terms of the Company's group term life insurance program.

Retirement Plans for All Employees

Profit Sharing Retirement Plan.  The Company sponsors a qualified Profit Sharing Retirement Plan for all of its employees, including the named executive officers.  Each employee who is at least 21 years of age, has completed 1,000 hours and one year of service to the Company or a subsidiary, and is employed on the last day of the plan year is qualified to participate in the Profit Sharing Retirement Plan.  The Board of Directors determines the amount to contribute to the Profit Sharing Retirement Plan each January in its discretion based on the performance and financial condition of the Company.  In 2025, the Board of Directors, upon recommendation of the Compensation Committee contributed 1.60% of total Company payroll to the Profit Sharing Retirement Plan.  Each eligible participant received a pro rata share of the Company’s contribution as well as a pro rata share of reallocated forfeitures (such pro rata share, in each case, based upon such participant's eligible compensation).  The named executive officers' share of the 2025 contribution and reallocated forfeitures is reported in the Summary Compensation Table below.

401(k) Retirement Plan.  The Company sponsors a qualified 401(k) Plan under the Profit Sharing Retirement Plan.  Participants' qualifications are identical to those of the Profit Sharing Retirement Plan.  In cases where participants made deferrals to the 401(k) Plan, the Company made a matching contribution equal to 25% of the amount deferred by each employee, up to a maximum deferral amount of 6% not to exceed 1.50% of the participant's eligible plan compensation under the 401(k) Plan. The named executive officers' share of the 2025 contribution and reallocated forfeitures is reported in the Summary Compensation Table below.

Employee Stock Ownership Plan.  The Company sponsors an employee stock ownership plan (the “ESOP”) for all of its employees, including the named executive officers.  Participant qualifications are identical to those of the Profit Sharing Retirement Plan.  The Board of Directors determines the amount to contribute to the ESOP each January in its discretion based on the performance and financial condition of the Company.  In January 2026, the Board of Directors voted to contribute 3.75% of total Company payroll to the ESOP.  Each participant's share of contributions and reallocated forfeitures is also identical to those of the Profit Sharing Retirement Plan.  The named executive officers' share of the 2025 contributions and reallocated forfeitures is reported in the Summary Compensation Table below.

Other Benefits

Named executive officers of the Company also receive benefits available to all employees, including group term life insurance, health insurance, short- and long-term disability, flexible benefits/cafeteria plan and optional life insurance.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally prohibits the Company from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid in a given fiscal year to certain current and former executive officers.  Neither the Company nor any subsidiary has a policy requiring that all compensation in 2025 and thereafter to the covered officers be deductible under Section 162(m).  The Boards of Directors of the Company and the subsidiaries do, however, consider carefully the after-tax cost and value to the Company and the subsidiaries of all compensation.  The Board of Directors believes that all compensation paid to covered persons in 2025 was fully deductible.

Summary Compensation Table for 2025

The following table summarizes the total compensation awarded to, paid to or earned by each of the named executive officers for the two fiscal years ended December 31, 2025:

Name and Principal Position	Year	Salary ($) (1)		Bonus ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)		Total ($)
(a)	(b)	(c)		(d)	(e)	(f)		(g)
Thomas E. Wiseman Chairman of the Board	2025 2024	$285,041 276,163	(5) (5)	$0 50,769	$85,324 74,287	$248,307 275,554	(6) (6)	$618,672 676,773
Larry E. Miller II President and Chief Executive Officer	2025 2024	392,169 379,919	(5) (5)	100,444 89,179	171,652 163,478	37,742 36,888	(7) (7)	702,007 669,464
Scott W. Shockey Senior Vice President and Chief Financial Officer	2025 2024	232,802 226,632		48,180 45,028	125,795 119,805	27,009 26,442	(8) (8)	433,786 417,906

(1)	Base salaries for the named executive officers are described on page 19.

(2)	Bonuses for the named executive officers are described on page 19.

(3)
The amounts in column (e) reflect the change in the actuarial present value of Messrs. Wiseman’s, Miller’s and Shockey’s benefits under their SERPs, and also the actuarial present value of Messrs. Wiseman’s and Miller’s benefits under the Director Retirement Plan.  Each plan is described on page 20, and the amounts for each are as follows:

Name	Year	Increase in Actuarial Present Value of SERP	Increase in Actuarial Present Value of Director Retirement Plan
Thomas E. Wiseman	2025 2024	$72,899 62,454	$12,425 11,833
Larry E. Miller II	2025 2024	161,901 154,192	9,751 9,286
Scott W. Shockey	2025 2024	125,795 119,805	-- --
(4)	The amount shown in column (f) reflects for each named executive officer:

•	Company contributions and reallocated forfeitures under the Profit Sharing Retirement Plan, which is described on page 21.
•	Company contributions and reallocated forfeitures under the 401(k) Plan, which is provided for under the Profit Sharing Retirement Plan and is described on page 22.
•	Company contributions and reallocated forfeitures under the ESOP, which is described on page 22.
•	Reportable income related to executive life insurance, which is described on page 21.
•	Board designated Christmas Gift paid to all employees in November of each year in an amount equal to two weeks of the base salary of the employee.
•	Instructor Fees for teaching a class to employees and Service Awards for being employed by the Bank for a certain number of years.

(5)	Includes director’s fees received by Messrs. Wiseman and Miller totaling $26,200 in 2025 and $26,200 in 2024 for each of them.
(footnotes continued on next page)

(6)	Includes Company contributions and reallocated forfeitures under the ESOP received by Mr. Wiseman of $13,479 in 2025 and $14,171 in 2024.

(7)	Includes Company contributions and reallocated forfeitures under the ESOP received by Mr. Miller of $14,479 in 2025, and $14,171 in 2024; and a Christmas gift of $14,147 in 2025, and $13,684 in 2024.

(8)	Includes Company contributions and reallocated forfeitures under the ESOP received by Mr. Shockey of $11,482 in 2025, and $11,191 in 2024.

Post-Termination or Change in Control Compensation

Neither the Company nor any of its subsidiaries has executed a separate employment, severance or change in control agreement with any of the executive officers of the Company.

Certain compensation plans provide benefits payable upon termination.  Benefits payable to the named executive officers upon termination under the Executive Deferred Compensation Plan and the Director Deferred Fee Plan are described under the heading “Compensation Program – Executive Retirement Plans – Executive Deferred Compensation Plan” and under the heading “Compensation Program – Executive Retirement Plans – Director Deferred Fee Plan”.  Benefits payable to Mr. Wiseman, Mr. Miller, and Mr. Shockey under their SERPs are described under the heading “Compensation Program – Executive Retirement Plans – Supplemental Executive Retirement Agreements” on page 20.  Benefits payable to Mr. Wiseman and Mr. Miller under the Director Retirement Plan are described under the heading “Compensation Program – Director Retirement Plan” on page 20.  Benefits payable to named executive officers under executive and director life insurance policies are described under the heading “Compensation Program – Executive Life Insurance” on page 21 and “Compensation Program – Director Life Insurance” on page 21.

Regardless of the manner in which a named executive officer's employment terminates, the officer will be entitled to receive amounts earned during his or her employment under the Profit Sharing Retirement Plan, the 401(k) Plan and the ESOP.  Named executive officers will also be entitled to benefits upon death or disability under group plans available to all employees of the Company or the Bank.

Pay versus Performance Table

The table below provides information concerning total compensation and compensation actually paid to our Chief Executive Officer, also known as Principal Executive Officer (PEO), during the 2025, 2024 and 2023 fiscal years.  Total compensation and compensation actually paid is provided, as an average, for other named executive officers (NEOs).

Year	Summary Compensation Table Total for PEO (Mr. Miller)(1)	Compensation Actually Paid to PEO (Mr. Miller)(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Value of Fixed $100 Investment Based On Total Shareholder Return (“TSR”)	Net Income in thousands
2025	$702,007	$629,599	$526,229	$472,618	$168.85	$15,601
2024	$669,464	$605,230	$547,339	$493,263	$100.91	$10,999
2023	$653,164	$599,845	$648,732	$598,360	$92.54	$12,631

(1)	On May 18, 2022, Mr. Miller was appointed the Chief Executive Officer of the Company and continues to serve in that position today.

(2)
The following adjustments were made to the Summary Compensation Table Total for PEO amount to obtain the Compensation Actually Paid to PEO amount: (a) deduction for the aggregate change in actuarial present value of defined benefit plans in the following amounts: 2025- $171,652, 2024- $163,478, and 2023- $1162,211; and (b) increase for the service cost of defined benefit plans for 2025- $99,244, 2024- $99,244 and 2023- $108,892.

(3)
For 2025, 2024 and 2023, the Non-PEO NEOs included Mr. Wiseman and Mr. Shockey.  The following adjustments were made to the Summary Compensation Table Total for Non-PEO NEOs amount to obtain the Compensation Actually Paid to Non-PEO NEOs amount: (a) deduction for the aggregate change in actuarial present value of defined benefit plans in the following amounts: 2025- $1105,560, 2024- $97,045 and 2023- $157,296; and (b) increase for the service cost of defined benefit plans for 2025- $51,949, 2024- $42,969 and 2023- $106,924.

As discussed above in the “Executive Compensation Components and Analysis” section of this Proxy Statement, the compensation payable to the PEO and other NEOs consists primarily of base salary and bonus. As that discussion also explains, the bonuses payable to participants are based on (i) the performance of the Company and its subsidiaries as measured against specific performance targets; and (ii) each employee’s individual performance. Under the Company’s compensation program, 2025 bonus amounts and goals were based on net income, average loans, the efficiency ratio and asset quality. The Company’s Board of Directors approves the bonuses payable to the executive officers under the bonus program based upon the recommendation of the Compensation Committee.

•
Compensation actually paid to the PEO (Mr. Miller) increased from $605,230 in 2024 to $629,599 in 2025, an increase of 4.03%. The increase was largely related to an increase in base salary due to an annual merit increase and an increase in bonus compensation based on individual and Company performance. Average compensation actually paid to non-PEO NEOs (Mr. Wiseman and Mr. Shockey) decreased from $493,263 in 2024 to $472,618 in 2025, a decrease of 4.19%. The decrease was largely related to a decrease in Mr. Wiseman’s compensation based on a reduced work schedule. Mr. Shockey did receive an annual merit increase and an increase in bonus compensation based on individual and Company performance. For the same period, net income increased from $10,999,000 in 2024 to $15,601,000 in 2025, an increase of 41.84% and TSR increased from $100.91 in 2024 to $168.85 in 2025, an increase of 67.33%. TSR is not a component in determining compensation, but net income, as well as other performance measures, are considered when measuring individual performance and bonus compensation. In relation to the increase in net income, the bonus component of compensation actually paid to the PEO and to Mr. Shockey increased 7.00% from the prior year. For 2025, Mr. Wiseman’s compensation package did not include a bonus component. The increase in incentive compensation has a general degree of correlation to the increase in net income experienced during 2025. Please see the Compensation Program for additional information on measures and factors considered in setting NEO compensation.

Director Compensation

All of the directors of the Company also serve as directors of the Bank.  Members of the Board of Directors of the Company receive compensation for their services rendered as directors of the Bank, not the Company.  In 2025, each director who was not an employee of the Company or any of its subsidiaries received $750 per month for his or her service as a member of the Board of Directors of the Bank.  Directors who were employees of one of the subsidiaries of the Company received $350 per month in 2025 for their services.  In addition, each director of the Bank received an annual retainer of $22,000 in 2025.  This figure is pro-rated for time served for new or retiring members.

Pursuant to the Company’s mandatory retirement policy for directors, David W. Thomas notified the Company on February 24, 2026, of his intent to retire from the Board of Directors of the Company and the Bank at the 2026 Annual Meeting of Shareholders in May.  Mr. Thomas served as Lead Independent Director since January 2010 and will receive $7,500 for his services as Lead Independent Director in 2026.

Each non-employee director who was a member of the Executive Committee of the Bank (Anna P. Barnitz, Brent R. Eastman, Brent A. Saunders, K. Ryan Smith, and David W. Thomas) received fees of $40,695 in 2025.  This figure is pro-rated for time served for new and retired members.  Executive Committee members who are employees of the Bank receive no compensation for serving on the Executive Committee.  The Executive Committee of the Bank met 35 times in 2025.

The Company maintains a life insurance policy for all directors with a death benefit of two times annual director fees at time of death, reduced by 35% at age 65 and 50% at age 70.  The life insurance policies terminate upon retirement.  Messrs. Miller and Wiseman, as employees of the Bank, are excluded from this benefit under the terms of the Bank’s group term life insurance program.

In December 1996, life insurance contracts were purchased by the Company for all directors and certain officers, and additional contracts have been purchased as new directors and officers have joined the Company.  The Company is the owner of the contracts.  The purpose of these contracts was to replace a current group life insurance program for executive officers, implement a deferred compensation plan for directors and executive officers, implement a director retirement plan, and implement a supplemental retirement plan for certain officers.

For a description of the director retirement and deferred compensation agreements, see “Compensation Program – Director Retirement Plan” and “Compensation Program – Director Deferred Fee Plan”.

The following table summarizes the compensation paid to directors (except those included in the Summary Compensation Table) for the fiscal year ended December 31, 2025:

Director Compensation for 2025

Name	Fees Earned or Paid in Cash ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
(a)	(b)	(c) (1)	(d) (2)		(e)
Anna P. Barnitz	$71,695	$10,459	$334		$82,488
Kimberly A. Canady	31,000	20,007	93		51,100
Brent R. Eastman	71,695	12,278	334		84,307
Seth I. Michael	31,000	12,278	334		43,612
Edward J. Robbins	31,000	12,743	144		43,887
Edward B. Roberts	31,000	4,772	144		35,916
Brent A. Saunders	71,695	18,040	23,217	(3)	112,952
K. Ryan Smith	71,695	6,403	334		78,432
David W. Thomas	89,695	20,695	261		110,651

(1)	Consists of the change during 2025 in the actuarial present value of the director’s accumulated benefit under the director retirement plan.

(2)	Consists of the incremental cost of group term life insurance coverage on the lives of the directors and Service Awards for serving as a director for a certain number of years.

(3)	Includes retainer fees received by Mr. Saunders totaling $23,000 for legal services during 2025.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank has had and expects to have in the future banking transactions in the ordinary course of the Bank's business with certain directors, officers and principal shareholders of the Company and entities with which they are associated.  The Board of Directors has determined that all of the directors and director nominees except Messrs. Miller and Wiseman are “independent” under the listing standards of Nasdaq.  In determining independence, the Board of Directors considered loan and deposit relationships with each director or with persons related to or affiliated with the director; fees paid to Mr. Saunders for legal services; and promissory notes issued by the Company to Mr. Eastman, family members of Mr. Eastman, and Mr. Thomas and his father.  The rules of Nasdaq do not disqualify a director from being deemed independent based on these relationships.  In addition, all loans by the Bank in which a “related person,” within the meaning of Item 404(a) of Regulation S-K of the SEC, had or will have a direct or indirect material interest since the beginning of fiscal year 2024 (i) were not disclosed as nonaccrual, past due, restructured or potential problems; (ii) were made in the ordinary course of business; (iii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender; and (iv) did not involve more than the normal risk of collectability or present other unfavorable features.  As of the date of this proxy statement, all of such loans were performing loans.  The Audit Committee ratified the related party transactions disclosed below.  The Board of Directors does not believe such relationships interfere with the directors’ exercise of independent judgment in carrying out their responsibilities as directors.

Brent A. Saunders, Attorney at Law, received retainer fees of $23,000 for legal services to the Company and its subsidiaries during the Company’s 2025 fiscal year, as approved by the Board of Directors in December 2024.  In December 2025, the Board of Directors approved the payment to Mr. Saunders of $23,000 in retainer fees for legal services to the Company and its subsidiaries during the Company’s 2026 fiscal year.  The Board of Directors determined that such a relationship does not interfere with Mr. Saunders’ exercise of independent judgment in carrying out his responsibilities as a director; rather, Mr. Saunders’ legal experience provides value to his service as a director.

From time to time, the Company accepts loans from various persons to raise funds for ongoing operations and to fund the growth of the Company and its subsidiaries.  These loans are evidenced by promissory notes, which are sold by the Company in private placements to accredited investors without registration under the Securities Act of 1933, as amended.

Since the beginning of 2024, the Company had outstanding at various times nineteen separate promissory notes to Mr. Eastman and his brother.  Of the five notes outstanding to Mr. Eastman and his brother, all were renewals of loans that had been made prior to 2024.  The notes had terms ranging from one year to two years.  No principal has been paid to the Eastmans on any of such notes since January 1, 2024.  However, all interest has been paid and new notes were executed upon maturity.  Five notes remained outstanding as of March 25, 2026.

The following table sets forth certain information regarding the notes issued by the Company to the Eastmans that were outstanding at any time since the beginning of 2024:

Name	Largest Amount Outstanding Since January 1, 2024	Amount Outstanding at March 25, 2026	Principal Paid Since January 1, 2024	Interest Paid Since January 1, 2024	Interest Rate
Brent R. Eastman	$268,677	$0	$268,677	$12,683	3.15%
Kevin W. Eastman	$500,000	$0	$500,000	$32,634	3.25%
Brent R. Eastman	$379,854	$0	$379,854	$18,092	4.75%
Brent R. Eastman	$365,834	$0	$365,834	$17,520	4.75%
Kevin W. Eastman	$379,854	$0	$379,854	$18,092	4.75%
Brent R. Eastman	$397,946	$0	$397,946	$20,892	5.25%
Brent R. Eastman	$383,354	$0	$383,354	$20,126	5.25%
Kevin W. Eastman	$397,946	$0	$397,946	$20,892	5.25%
Brent R. Eastman	$281,360	$0	$281,360	$7,527	5.25%
Brent R. Eastman	$288,888	$0	$288,888	$8,906	4.65%
Kevin W. Eastman	$532,634	$0	$532,634	$16,421	4.65%
Brent R. Eastman	$418,838	$0	$418,838	$18,219	4.35%
Brent R. Eastman	$403,480	$0	$403,480	$17,551	4.35%
Kevin W. Eastman	$418,838	$0	$418,838	$12,511	4.45%
Brent R. Eastman	$297,794	$297,794	$0	$0	4.60%
Kevin W. Eastman	$549,055	$549,055	$0	$0	4.60%
Kevin W. Eastman	$431,349	$431,349	$0	$0	4.25%
Brent R. Eastman	$437,058	$437,058	$0	$0	4.25%
Brent R. Eastman	$421,031	$421,031	$0	$0	4.25%

The Company also has one outstanding promissory note to Mr. Thomas and his father that was issued in 2025.  The note has a term of one year and remained outstanding as of March 25, 2026.  The following table sets forth certain information regarding the notes issued by the Company to Mr. Thomas’s parents and Mr. Thomas and his father that were outstanding at any time since the beginning of 2024:

Name	Largest Amount Outstanding Since January 1, 2024	Amount Outstanding at March 25, 2026	Principal Paid Since January 1, 2024	Interest Paid Since January 1, 2024	Interest Rate
Wendell B. Thomas and Lois A. Thomas	$500,000	$0	$500,000	$25,205	5.00%
Wendell B. Thomas and David W. Thomas	$500,000	$0	$500,000	$25,000	5.00%
Wendell B. Thomas and David W. Thomas	$500,000	$500,000	$0	$0	4.25%

PROXY ITEM 2:  ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 14A of the Securities Exchange Act of 1934, and regulations of the SEC adopted under that Act, give the Company's shareholders an opportunity to vote to approve the compensation of our named executives as disclosed in this proxy statement.  At the Annual Meeting of Shareholders of the Company held on May 10, 2017, one of the matters voted upon by the shareholders of the Company was the non-binding advisory vote on the frequency of future non-binding advisory votes on executive compensation. At that time, shareholders voted to recommend non-binding advisory votes on executive compensation every year.  After consideration of such vote, the current policy of the Company’s Board of Directors is to provide a vote on approval of the compensation paid to the Company’s named executive officers annually.  Accordingly, unless the Board changes the frequency of future votes, the next vote on approval of named executive officer compensation will occur at the 2027 Annual Meeting of Shareholders.

Our named executive officers are those individuals included in the Summary Compensation Table on page 23 in this proxy statement.  The compensation being approved is the compensation required to be disclosed in this proxy statement by the rules of the SEC, including the compensation described in the compensation program description, the compensation tables and any related material disclosed in this proxy statement.

 The vote is advisory in nature and therefore will not bind the Board of Directors to take any particular action.  Nevertheless, if there is a significant vote against approval of the compensation, the Board of Directors intends to attempt to determine the reason for such negative votes and may make changes to executive compensation based on its findings.

The Board of Directors has structured the Company's executive compensation program with the following objectives in mind:  compensation should be directly linked to corporate operating performance, and all officers should receive fair and equitable compensation for their respective levels of responsibility and supervisory authority compared to their peers within the Company as well as their peers within the financial services industry.  The Board of Directors urges you to read the section headed “Compensation Program” starting on page 17 of this proxy statement and the related compensation tables and narrative on pages 23 through 26.

The Board of Directors is asking you to approve the following resolution, which will be submitted for a shareholder vote at the Annual Meeting:

RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in the Company's proxy statement for the 2026 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the related material, is hereby APPROVED.

The Board of Directors unanimously recommends that you vote FOR approval of the compensation paid to the named executive officers.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee of the Board of Directors for the Fiscal Year Ended December 31, 2025

The Audit Committee has submitted the following report for inclusion in this proxy statement:

Role of the Audit Committee, the Independent Registered Public Accounting Firm and Management

The Audit Committee consists of four directors who qualify as independent under applicable Nasdaq rules as well as under Rule 10A-3 promulgated under the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors.

The Audit Committee appoints the Company’s independent registered public accounting firm and oversees the Company’s financial and reporting processes on behalf of the Board of Directors.  Management is responsible for the Company’s consolidated financial statements and its accounting and financial reporting processes, including the establishment and maintenance of an adequate system of internal control over financial reporting.  Management is also responsible for preparing its report on the establishment and maintenance of, and assessment of the effectiveness of, the Company’s internal control over financial reporting.  Plante & Moran, PLLC (“Plante”), the independent registered public accounting firm employed by the Company for the 2025 fiscal year, is responsible for auditing the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and the Securities and Exchange Commission (“SEC”), and issuing its report thereon based on such audit, and for reviewing the Company’s unaudited interim consolidated financial statements.  The Audit Committee’s responsibility is to provide independent, objective oversight of these processes.

Review and Discussion with Management and the Independent Registered Public Accounting Firm

As part of its oversight responsibilities, the Audit Committee reviewed and discussed with management and discussed with Plante  (both alone and with management present) the audited consolidated financial statements of the Company for the year ended December 31, 2025, including a discussion of the quality, and not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the audited financial statements.  The Audit Committee also discussed with management the adequacy and effectiveness of the Company’s internal control over financial reporting and related accounting and financial controls.  The Audit Committee also discussed with management the interim financial and other information contained in the Company’s earnings releases and SEC filings.

The Audit Committee discussed with Plante the matters required by the standards of the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standard No. 1301, as amended, as adopted by the Public Company Accounting Oversight Board, and, with and without management present, reviewed and discussed the results of Plante’s examination of the Company’s consolidated financial statements.

The Audit Committee also discussed with Plante that firm’s independence from the Company and its management.  The Audit Committee obtained from Plante the written disclosures and the letter from Plante required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the Audit Committee concerning independence.  The Audit Committee discussed with Plante any relationships or services that might affect that firm’s objectivity and has discussed with Plante its independence.

Management’s Representations and Audit Committee Recommendations

Management has represented to the Audit Committee that the Company’s audited consolidated financial statements for the year ended December 31, 2025, were prepared in accordance with accounting principles generally accepted in the United States.  The Audit Committee has reviewed and discussed with management and Plante the audited consolidated financial statements, and management’s report on the establishment and maintenance of, and assessments of the effectiveness of, the Company’s internal control over financial reporting.  Based on the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Submitted by:
Audit Committee Members

Anna P. Barnitz, Chairman
David W. Thomas
Seth I. Michael
Edward B. Roberts

The above report of the Audit Committee will not be deemed to be “soliciting material” or be deemed to be “filed” or incorporated by reference by any general statement incorporating this Proxy Statement into any filing of the Company with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference and will not be deemed soliciting material or deemed filed under those Acts.

Pre-Approval of Services Performed by Independent Registered Public Accounting Firm

Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that they do not impair that firm’s independence from the Company.  The SEC’s rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.  Accordingly, the Audit Committee has adopted, and the Board of Directors has ratified, an Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”), which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the Company’s independent registered public accounting firm may be pre-approved.

The purpose of the Pre-Approval Policy is to set forth the procedures by which the Audit Committee intends to fulfill its responsibilities.  It does not delegate the Audit Committee’s responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Consistent with the SEC’s rules, the Pre-Approval Policy provides two different approaches to pre-approving services.  Proposed services may either be pre-approved without consideration of specific case-by-case services by the Audit Committee (“general pre-approval”) or require the specific pre-approval of the Audit Committee (“specific pre-approval”).  The combination of these two approaches in the Pre-Approval Policy results in an effective and efficient procedure to pre-approve services performed by the independent registered public accounting firm.  As set forth in the Pre-Approval Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm.  Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.

The Audit Committee may delegate either type of pre-approval authority to one or more of its members.  The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Appendices to the Pre-Approval Policy describe the services that have the general pre-approval of the Audit Committee.  The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise.  The Audit Committee will annually review and pre-approve the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee.  The Audit Committee will add to or subtract from the list of general pre-approved services from time to time, based on subsequent determinations.

All requests or applications for services to be provided by the independent registered public accounting firm that do not require specific approval by the Audit Committee will be submitted to the Company’s Audit liaison (the “Audit Liaison”) and must include a detailed description of the services to be rendered.  The Audit Liaison will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee.  The Audit Committee will be informed on a timely basis of any such services rendered by the independent registered public accounting firm.

Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and the Audit Liaison, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

The Audit Committee has designated the Audit Liaison to monitor the performance of all services provided by the independent registered public accounting firm and to determine whether such services are in compliance with the Pre-Approval Policy.  The Audit Liaison will report to the Audit Committee on a periodic basis on the results of this monitoring.  Both the Audit Liaison and management will immediately report to the chairman of the Audit Committee any breach of the Pre-Approval Policy that comes to the attention of the Audit Liaison or any member of management.

Services Rendered by Independent Registered Public Accounting Firm

In March 2025, the Audit Committee approved the hiring of Plante for a one-year term. All services rendered by Plante to the Company during 2025 were pre-approved by the Audit Committee. Fees billed for services by Plante were:

              Audit Fees. The aggregate fees billed by Plante for the audit of the consolidated financial statements and internal control over financial reporting included in the Annual Report on Form 10-K and for the review of the consolidated financial statements included in our quarterly reports on Form 10-Q for our fiscal years ended December 31, 2025 and 2024, were $270,342.92 and $259,395.00, respectively.

There were no Audit-Related Fees, Tax Fees, or All Other Fees.

PROXY ITEM 3: RATIFICATION OF THE SELECTION OF PLANTE & MORAN, PLLC
AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 12, 2026, the Audit Committee selected Plante as the Company’s independent registered public accounting firm for fiscal year 2026, subject to completion of Plante’s standard client acceptance procedures and execution of an engagement letter.  The Board of Directors is submitting the selection of Plante for ratification at the Annual Meeting.  Although the submission of this matter for approval by shareholders is not legally required, the Board and Audit Committee are asking shareholders to ratify the appointment of Plante as the Company's independent registered public accounting firm for fiscal year 2026 as good corporate practice.  The vote will not be binding on the Audit Committee.  If the selection of Plante is not ratified, the Audit Committee will reconsider but may decide to maintain the appointment of Plante.  Even if the selection is ratified by the shareholders, the Audit Committee may, in its discretion, retain a different independent registered public accounting firm at any time if such change would be in the best interests of the Company and its shareholders.

Management of the Company expects that a representative of Plante will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions. Please see "Services Rendered by Independent Registered Public Accounting Firm” in this Proxy Statement.

The Board of Directors recommends a vote “FOR” the ratification of the selection of Plante as the independent registered public accounting firm for fiscal year 2026.

ANNUAL REPORT – FORM 10-K

The Company will provide without charge to any shareholder of record on March 20, 2026, on the written request of any such shareholder, a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, required to be filed under the Exchange Act for the Company's fiscal year ended December 31, 2025.  Such written request should be directed to Tom R. Shepherd, Secretary, Ohio Valley Banc Corp., P.O. Box 240, Gallipolis, Ohio 45631, telephone number 1-800-468-6682 or 1-740-578-3211.

PROXY STATEMENT PROPOSALS

               Shareholders who wish to nominate an individual for election as a director at an annual meeting of shareholders of the Company must also comply with the Company’s Code of Regulations and the proxy rules promulgated under the Exchange Act regarding shareholder nominations.  Any proposals of shareholders intended to be included in the Company’s proxy statement and proxy card for the 2027 Annual Meeting of Shareholders should be sent to the Company’s executive offices by certified mail and must be received not later than November 16, 2026 and comply with the requirements of Rule 14a-8 of the Exchange Act.  The Company will not be required to include in its proxy materials a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by applicable SEC rules.  Further, if a shareholder intends to present a proposal at the 2027 Annual Meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by February 18, 2027, then the proxies designated by the Board of Directors of the Company for the 2027 Annual Meeting of Shareholders of the Company may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.  In addition, to comply with SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 14, 2027.

Shareholders desiring to nominate candidates for election as directors at the 2027 Annual Meeting must follow the procedures described in “ELECTION OF DIRECTORS – Nominating Procedures.”

HOUSEHOLDING INFORMATION

Each shareholder of record will receive a separate mailing of the Notice Regarding Internet Availability of Proxy Materials and, at a later date, a copy of that Notice, a proxy, and a return envelope.  Each shareholder of record desiring a printed copy of the proxy materials must request such shareholder’s own copy.  Such request should be directed to Tom R. Shepherd, Secretary, Ohio Valley Banc Corp., P.O. Box 240, Gallipolis, Ohio 45631, telephone number 1-800-468-6682 or 1-740-578-3211.  Beneficial shareholders whose shares are held by a bank, broker or other holder of record should request information about householding from such record holder.

OTHER MATTERS

The only business the Company’s management intends to present at the Annual Meeting consists of the matters set forth in this proxy statement.  The Company’s management knows of no other matters to be brought before the Annual Meeting by any other person or group.

If any other matters should properly come before the Annual Meeting, the proxy holders will vote on those matters in their discretion in light of the conditions then prevailing, to the extent permitted under applicable law, unless the shareholder has indicated that the shares represented thereby are not to be voted on such other matters.

All duly executed proxies received will be voted.

Please sign and date the proxy you will receive from the Company and mail it promptly, or you may submit your proxy electronically by going to www.cleartrustonline.com/ovbc and following the instructions on that website or telephonically by calling 1-813-235-4490.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas E. Wiseman	Larry E. Miller II
Chairman of the Board	President and Chief Executive Officer

OHIO VALLEY BANC CORP.
420 Third Avenue
P.O. Box 240
Gallipolis, OH  45631

No. of OVBC Shares:
Account No.

Control Number:

Please indicate any address change above.

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote by proxy:

By Internet
Go to www.cleartrustonline.com/ovbc.  Have your 12-digit Control Number available and follow the instructions.  You will incur only your usual Internet access charges.

By Phone – 1-813-235-4490

By Mail
Mark, sign and date this proxy on the reverse side and return in the enclosed envelope to:  Stock Transfer Agent, ClearTrust LLC, 16540 Pointe Village Drive, Suite 205, Lutz, FL  33558-9909.

Please note that the last instruction received, whether by Internet, phone, or mail, will be the instruction counted.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be held on May 13, 2026

The Proxy Statement, sample proxy card and Annual Report to Shareholders for the 2026 Annual Meeting are available on the Company’s website at www.ovbc.com/proxymaterials.

To obtain directions to attend the Annual Meeting and vote in person, please call Melissa P. Wooten, Assistant Vice President, Shareholder Relations Manager and Trust Officer, at 1-800-468-6682 or 1-740-578-3287.

OHIO VALLEY BANC CORP.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 13, 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder(s) of common shares of Ohio Valley Banc Corp. (the “Company”) hereby appoints Thomas E. Wiseman, Larry E. Miller II, and Tom R. Shepherd, and each of them, with full power of substitution, as true and lawful attorneys and proxies of the undersigned to vote all of the common shares of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held on Wednesday, May 13, 2026 at 5:00 p.m., Eastern Daylight Saving Time, and at any adjournment(s) thereof, as follows:

1.	To elect the following three (3) directors to the Board of Directors for a term expiring in 2029:

Kimberly A. Canady         □ Vote For         □ Withhold Authority to Vote

 Seth I. Michael                   □ Vote For         □ Withhold Authority to Vote

Brent A. Saunders             □ Vote For         □ Withhold Authority to Vote

2.	To approve, in a non-binding vote, the compensation of the Company’s named executive officers.	FOR AGAINST ABSTAIN □ □ □
3.	To ratify the selection of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.	FOR AGAINST ABSTAIN □ □ □

4.   The individuals designated to vote this proxy are authorized to vote in their discretion upon any other matter which properly comes before the Annual Meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE THREE NOMINEES LISTED IN ITEM 1, WHO HAVE BEEN NOMINATED BY THE BOARD OF DIRECTORS, “FOR” ITEM 2, AND “FOR” ITEM 3.

WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED OR NOT VOTED AS SPECIFIED.  UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY, “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AND “FOR” THE RATIFICATION OF THE SELECTION OF PLANTE & MORAN, PLLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2026 FISCAL YEAR.  IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE INDIVIDUALS DESIGNATED TO VOTE THIS PROXY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

ALL PROXIES PREVIOUSLY GIVEN BY THE UNDERSIGNED ARE HEREBY REVOKED.

Please sign exactly as your name appears hereon.  All joint owners should sign.  When signing as Attorney, Executor, Administrator, Trustee, or Guardian, please give full title as such.  If the shareholder is a corporation, please sign the full corporate name by authorized officer.  If the shareholder is a partnership, please sign in partnership name by authorized person.

Shareholder Signature	Date	Shareholder Signature (Joint Owners)	Date

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY PHONE,
PLEASE READ THE INSTRUCTIONS ON THE REVERSE SIDE

OHIO VALLEY BANC CORP.
420 Third Avenue
P.O. Box 240
Gallipolis, OH  45631

No. of Trust Shares:

Control Number:

Please indicate any address change above.

ESOP VOTING INSTRUCTIONS

Shareholders of record have three ways to vote by proxy:

By Internet
Go to www.cleartrustonline.com/ovbc.  Have your 12-digit Control Number available and follow the instructions.  You will incur only your usual Internet access charges.

By Phone – 1-813-235-4490

By Mail
Mark, sign and date this instruction form on the reverse side and return in the enclosed envelope to:  Stock Transfer Agent, ClearTrust LLC, 16540 Pointe Village Drive, Suite 205, Lutz, FL  33558-9909.

Please note that the last instruction received, whether by Internet, phone, or mail, will be the instruction counted.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be held on May 13, 2026

The Proxy Statement, sample proxy card and Annual Report to Shareholders for the 2026 Annual Meeting are available on the Company’s website at www.ovbc.com/proxymaterials.

OHIO VALLEY BANC CORP.
ESOP VOTING INSTRUCTION FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 13, 2026

THIS INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of common shares of Ohio Valley Banc Corp. (the “Company”) allocated to the account of the undersigned under the Ohio Valley Banc Corp. Employees’ Stock Ownership Plan (“ESOP”) hereby instructs and directs the trustee of the ESOP to vote all of the common shares of the Company allocated to the account of the undersigned and entitled to be voted at the Annual Meeting of Shareholders of the Company, to be held on Wednesday, May 13, 2026 at 5:00 p.m., Eastern Daylight Saving Time, and at any adjournment(s) thereof, as follows:

1.	To elect the following three (3) directors to the Board of Directors for a term expiring in 2029:

Kimberly A. Canady      □ Vote For         □ Withhold Authority to Vote

 Seth I. Michael               □ Vote For         □ Withhold Authority to Vote

Brent A. Saunders          □ Vote For         □ Withhold Authority to Vote

2. 3.
To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers.

To ratify the selection of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026

FOR AGAINST ABSTAIN □ □ □ FOR AGAINST ABSTAIN □ □ □
4.   The individuals designated to vote this proxy are authorized to vote in their discretion upon any other matter which properly comes before the Annual Meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE THREE NOMINEES LISTED IN ITEM 1, WHO HAVE BEEN NOMINATED BY THE BOARD OF DIRECTORS, “FOR” ITEM 2, AND “FOR” ITEM 3.

WHERE A CHOICE IS INDICATED, THE SHARES ALLOCATED TO THE ACCOUNT OF THE UNDERSIGNED WILL BE VOTED AS SPECIFIED.  IF NO CHOICE IS INDICATED OR IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS INSTRUCTION WILL BE VOTED IN THE DISCRETION OF THE TRUSTEE OF THE ESOP, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

ALL INSTRUCTIONS PREVIOUSLY GIVEN BY THE UNDERSIGNED ARE HEREBY REVOKED.
Please sign exactly as your name appears hereon.

Shareholder Signature	Date

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY PHONE,
PLEASE READ THE INSTRUCTIONS ON THE REVERSE SIDE

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on May 13, 2026

of the

OHIO VALLEY BANC CORP.
NOTICE OF ANNUAL MEETING

Annual Meeting of Shareholders
Wednesday, May 13, 2026

4:00 p.m. – Social Hour
5:00 p.m. – Annual Meeting

Location:
Holzer Leadership & Innovation Institute
254 Jackson Pike
Gallipolis, OH 45631

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.  We will mail a proxy card to you approximately 10 days after we first mail this Notice to you.

Please note that you cannot use this notice to vote by mail.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one.  There is no charge to you for requesting a copy.  To facilitate timely delivery, please make the request as instructed below before April 29, 2026.

TO VIEW PROXY MATERIALS ONLINE:

Please visit www.ovbc.com/proxymaterials where the following materials are available for viewing:

•	Letter to Shareholders
•	Notice of Annual Meeting of Shareholders
•	Proxy Statement
•	Annual Report
•	Proxy Card

TO REQUEST PAPER OR E-MAIL PROXY MATERIALS, FOR THIS MEETING AS WELL AS FUTURE SHAREHOLDER MEETINGS:

Telephone:           1-740-578-3287 or toll free 1-800-468-6682, extension 3287
               E-Mail:                 mpwooten@ovbc.com or investorrelations@ovbc.com.  Send your name, address and Control Number, located above the first paragraph on this Notice.
               Mail:                     Ohio Valley Banc Corp., P.O. Box 240, Gallipolis, OH  45631-0240
Internet:	Access the website www.ovbc.com/proxymaterials and follow the instructions provided.

TO VOTE:

In Person:	You may vote your shares in person by attending the Annual Meeting. You may obtain directions to the meeting by calling 1-740-578-3287 or toll free 1-800-468-6682, extension 3287.

Mail:	You may vote through a proxy card to be mailed approximately 10 days after we first mail this Notice to you.

Online:	You may vote online at www.cleartrustonline.com/ovbc. You will need to have your Control Number, located above the first paragraph on this Notice.

Phone:	1-813-235-4490

VOTING ITEMS:

1.	Election of three directors for a term expiring in 2029. (The Board recommends a vote FOR Kimberly A. Canady, Seth I. Michael, and Brent A. Saunders.)

2.	Approval, in a non-binding vote, of the compensation of the Company’s named executive officers.

3.	Ratification of the selection of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

4.	Such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED IN ITEM 1, “FOR” ITEM 2, AND “FOR” ITEM 3.